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                                                                  EXHIBIT 10.138


                                                         [HARTSEL SPRINGS RANCH]
                                      NOTE

U.S. $4,000,000.00                                            February ___, 1998
                                                                Phoenix, Arizona


                  FOR VALUE RECEIVED, the undersigned PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Maker"), promises to pay to FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), or order, at such place as the holder of this Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of up to FOUR MILLION AND NO/100 DOLLARS (U.S. $4,000,000.00), or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below.

                  This Note is executed pursuant to the terms of that certain Second Amended and Restated and Consolidated Loan and Security Agreement dated effective as of May 15, 1997 between Maker and Lender (such Amended and Restated and Consolidated Loan and Security Agreement, as may be further amended, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, the applicable provisions of which are incorporated herein by reference.

                  Interest due under this Note shall (a) accrue daily on the basis of the actual number of days in the computation period, (b) be calculated on the basis of a year consisting of 360 days, and (c) be payable monthly in arrears on the later of (i) ten (10) days after Lender mails an invoice or statement therefor to Maker or (ii) the due date set forth in said invoice or statement. Interest shall accrue initially at an annual interest rate ("Initial Interest Rate") equal to Prime (as hereinafter defined) in effect on the date of the initial advance of the loan evidenced by this Note ("Initial Prime") plus two percent (2%) per annum, subject to adjustment on each Interest Rate Change Date (as hereinafter defined), but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined). The interest rate shall change on each Interest Rate Change Date by adding to or subtracting from the Initial Interest Rate, as the case may be, the change, if any, between Initial Prime and Prime in effect on the applicable Interest Rate Change Date. As used in this Note, the following capitalized terms shall have the meaning set forth opposite them below:

                           "Prime" shall mean the rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the corporate base rate of interest charged by Citibank to its most creditworthy

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         commercial borrowers notwithstanding the fact that some borrowers of
         Citibank may borrow from Citibank at rates of less than such announced Prime rate; and

                           "Interest Rate Change Date" means (a) the first business day of Citibank during the calendar month following the date of the initial advance of the loan evidenced by this Note and (b) the first business day of Citibank during each successive month thereafter.

                  In the event the Project Release Fees applicable to the Project with respect to which Advances under the Note are made do not reduce the unpaid principal balance of this Note, as of the first anniversary of the date hereof, to an unpaid principal balance of no more than Three Million Dollars ($3,000,000), Maker shall within ten (10) days thereafter pay to Lender a principal payment in an amount equal to the amount by which the unpaid principal balance of this Note exceeds Three Million Dollars ($3,000,000). In the event the Project Release Fees described above do not reduce the unpaid principal balance of this Note, as of the second anniversary of the date hereof, to an unpaid principal balance of no more than One Million Five Hundred Thousand Dollars ($1,500,000), Maker shall within ten (10) days thereafter pay to Lender a principal payment in an amount equal to the amount by which the unpaid principal balance of this Note exceeds One Million Five Hundred Thousand Dollars ($1,500,000). Notwithstanding anything herein to the contrary, if not sooner paid, the entire remaining balance of this Note, together with all accrued and unpaid interest and all other sums due and owing hereunder, shall be due and payable in full on the third anniversary of the date hereof.

                  Payments of principal and/or interest shall, at the option of Holder, earn interest after they are due at a rate ("Overdue Rate") equal to (a) two percent (2%) per annum above the rate otherwise payable hereunder or (b) the maximum contract rate permitted under the Applicable Usury Law, whichever of (a) or (b) is lesser. Furthermore, in the event of the occurrence of an Event of Default (as the term "Event of Default" is defined in the Loan Agreement) the unpaid principal balance of this Note shall, at the option of Holder, accrue interest at the Overdue Rate.

                  All payments made under this Note shall be applied first against amounts due hereunder or under the Loan Agreement, other than principal and interest; second, against interest then due under this Note; and third, against the principal of this Note.

                  In the event any installment of principal and/or interest required to be made in connection with the indebtedness evidenced hereby is not paid when due and, except in the case of the final installment, for which no grace period is allowed, such default continues for five (5) days after notice thereof to Maker or an Event of Default occurs, Holder may, at its option, without notice or demand, declare immediately due and payable



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the entire unpaid principal balance hereof, all accrued and unpaid interest thereon, and all other charges owing in connection with the loan evidenced hereby.

                  The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note; (ii) Overdue Rate, calculated and applied to the amounts due under this Note in accordance with the provisions hereof; (iii) all Mortgage Loan Fees, Project Incentive Fees and other Fees as provided in the Loan Agreement; and (iv) all Additional Sums (as hereinafter defined), if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above referenced elements.

                  All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Maker (collectively, the "Additional Sums"), whether pursuant to this Note, the Loan Agreement, the other Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

                  Maker shall have no right to prepay this Note, other than through the application of the above-referenced Project Release Fees.

                  In the event that Holder institutes legal proceedings to enforce this Note and Holder is the prevailing party in such proceeding, Maker agrees to pay Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including, without limitation, attorneys' fees.

                  Holder shall not by any act or omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive and such remedies may be exercised concurrently or consecutively at Holder's option.

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                  Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives: presentment for payment, protest and demand; notice of protest, demand, dishonor and nonpayment of this Note; and trial by jury in any litigation arising out of, relating to or connected with this Note or any instrument given as security herefor. Every such person or entity further consents that Holder may renew or extend the time of payment of any part or the whole of the indebtedness at any time and from time to time at the request of any other person or entity liable therefor. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced hereby.

                  This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

                  Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

                  This Note and all of the provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Agreement. If more than one (1) person or other entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

                  This Note has been executed and delivered in Phoenix, Arizona, and the obligations of Maker hereunder shall be performed in Phoenix, Arizona. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA AND, TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES. Maker (a) hereby irrevocably submits itself to the process, jurisdiction and venue of the courts of the State of Arizona, Maricopa County, and to the process, jurisdiction and venue of the United States District Court for Arizona, for the purposes of suit, action or other proceedings arising out of or relating to this Note or the subject matter hereof brought by Holder and (b) without limiting the generality of the foregoing, hereby waives and agrees not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that Maker is not personally subject to the jurisdiction of the above-named courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

                  It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this

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Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstance the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Holder's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

                  Lender by acceptance hereof and Maker by execution hereof hereby agrees that the Project Incentive Fee with respect to the Additional Project for which advances under this Note are made equals Thirty-One Thousand Ninety Dollars ($31,090) (i.e., 1,552 Lots X $20.00 per Lot = $27,700).



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                  In the event of any conflict or inconsistency between the
provisions of this Note and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

This Note is secured by a Deed of Trust, Assignment of Rents and Proceeds and Security Agreement (the "Hartsel Deed of Trust") of even date herewith executed by Maker, as Trustor, for the benefit of Lender, as Beneficiary, and encumbering real and personal property situated in Park County, Colorado, and more particularly described therein.

                                     "MAKER"

                                     PREFERRED EQUITIES CORPORATION,
                                     a Nevada corporation


                                     By: ______________________________
                                         Name: ________________________
                                         Its: _________________________

Federal Taxpayer Identification
Number:  88-0106662

Address:
4310 Paradise Road
Las Vegas,  Nevada  89109
Attention:  President



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This instrument was prepared by
and after recording return to:

Randall S. Dalton, Esq.
Gammage & Burnham
Two North Central Avenue
18th Floor
Phoenix, Arizona  85004



                          DEED OF TRUST, ASSIGNMENT OF
                    RENTS AND PROCEEDS AND SECURITY AGREEMENT
                             [HARTSEL SPRINGS RANCH]


                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND PROCEEDS AND SECURITY AGREEMENT ("Deed of Trust") is made as of the 18th day of February, 1998, by and among PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Trustor"), whose mailing address is 4310 Paradise Road, Las Vegas, Nevada 89109-6597, and the Public Trustee for Park County, Colorado ("Trustee"), for the benefit of FINOVA CAPITAL CORPORATION, a Delaware corporation ("Beneficiary"), having an office and mailing address at 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85251 (Attn: Vice President - Law).

                              W I T N E S S E T H:

                  Beneficiary has loaned to Trustor the principal sum of up to Four Million and No/100 Dollars (U.S. $4,000,000.00) ("Loan"), under the circumstances set forth in the Loan Agreement, as defined below, which Loan is evidenced by a Promissory Note of even date herewith (as from time to time modified, extended, renewed, replaced or restated, the "Note").

                                    ARTICLE I
                                GRANTING CLAUSES

                  NOW, THEREFORE, in consideration for the making of the Loan, for the purpose of securing (a) the timely repayment of the Loan, as evidenced by the Note, with interest thereon, (b) the timely repayment of that certain Second Amended and Restated Promissory Note dated May 15, 1997 (the "Receivables Note") in the principal amount of Seventy-Five Million United States Dollars (U.S. $75,000,000.00), (c) the timely repayment of that certain Second Amended and Restated Promissory Note [Headquarters and FCFC Property] dated as of June 5, 1996 (the "Office Note") in the original principal amount of Six Million Seven Hundred Seventy-Three Thousand Seven Hundred Seventy-Eight and 74/100 United States Dollars (U.S. $6,773,778.74), as amended, (d) the timely repayment of that certain Promissory Note (the "Towers Note") dated as of December 13, 1995, as amended pursuant to that Amendment No. 1 to Promissory Note [Towers Lobby] dated as of August 16, 1996, in the original principal amount of One Million Two Hundred Eighty-Six Thousand One Hundred Twenty-Six and No/100 United States Dollars (U.S. $1,286,126.00), as amended, (e) the timely repayment of that certain Promissory Note (the "Ida Building Addition Note") dated as of December 13, 1995 in the original principal amount of One Million Five Hundred Thousand United States Dollars (U.S. $1,500,000), as amended, (f) the timely repayment of that certain Promissory Note (the "Aloha Bay Note") dated as of September 22, 1995 in the original principal amount of Three Million Six Hundred Thousand United States Dollars (U.S. $3,600,000), as amended, (g) the timely repayment of that certain Promissory Note (the "Ida Building One Note") dated as of January 26, 1995 in the original principal amount of Two Million Nine Hundred Ninety-Nine Thousand Seven Hundred and No/100 United States Dollars (U.S. $2,999,700.00), as amended, (h) the timely repayment of that certain Promissory Note (the "Ida Building Two Note") dated as of April 27, 1995 in the original principal amount of One Million Seven Hundred Fifty-Five Thousand and No/100 United States Dollars (U.S. $1,755,000.00), as amended, (i) the timely repayment of that certain Promissory Note (the "Winnick Building Addition Note") dated as of December 13, 1995 in the original principal amount of Two Million One Hundred Thousand United States Dollars (U.S. $2,100,000.00), as amended, (j) the timely repayment of that certain Promissory Note (the "Second Winnick Building Addition Note") dated as of May 15, 1997 in the original principal amount of One Million Eight Hundred Eighteen Thousand and No/100 Dollars (U.S. $1,818,000.00), as amended, (k) the timely repayment of the Note, (l) the timely repayment of any and all indebtedness evidenced by any Project Note as may be executed by Trustor for the benefit of Beneficiary after the date hereof and as contemplated by the Loan Agreement hereinafter described, (m) the timely payment of the Hartsel Springs Ranch Incentive Fee ("Incentive Fee") in the amount of Thirty-One Thousand Forty and No/100 United States Dollars (U.S. $31,040.00), the obligation for payment of which is set forth in the Loan Agreement hereafter described, (n) the full, timely and faithful performance of and compliance with ("Performance") all the covenants and conditions made by Trustor herein, in the Note, in the Receivables Note, in the Office Note, in the Towers Note, in the Ida Building Addition Note, in the Aloha Bay Note, in the Ida Building One Note, in the Ida Building Two Note, in the Winnick Building Addition Note, in the Second Winnick Building Addition Note, in any Project Note, in the Second Amended and Restated and Consolidated Loan and Security Agreement between Trustor and Beneficiary dated effective as of May 15, 1997, as may be subsequently amended (as so amended and restated, the "Loan Agreement"), in the Documents (as defined in the Loan Agreement), and in each and every other document executed in connection therewith, other than the Environmental Certificate with Representations, Covenants and Warranties of even date herewith executed in connection with the Premises (the "Environmental Certificate")

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

and in any and all modifications, extensions, renewals, replacements or restatements of any of the foregoing (this Deed of Trust, the Note, the Receivables Note, the Office Note, the Towers Note, the Ida Building Addition Note, the Aloha Bay Note, the Ida Building One Note, the Ida Building Two Note, the Winnick Building Addition Note, the Second Winnick Building Addition Note, any Project Note, the Loan Agreement, the Documents and the other documents (exclusive of the Environmental Certificate), as from time to time modified, extended, renewed, replaced or restated, are collectively referred to as the "Loan Documents"), and also (n) the payment of any and all other indebtedness, direct or contingent (other than arising out of the Environmental Certificate), that may now or hereafter become owing to Beneficiary from Trustor or any successor-in-ownership of the Trust Property (all of the foregoing secured obligations collectively "Obligations" or individually "Obligation"), Trustor hereby irrevocably grants, conveys, bargains, sells, assigns, warrants and confirms unto Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's right, title and interest in and to the real estate located in Park County, Colorado, and more fully described in Exhibit A attached hereto and by this reference incorporated herein ("Premises") (the Premises and other rights, titles and interests hereby granted, conveyed, bargained, sold and assigned to Trustee and/or Beneficiary as provided below are collectively referred to as the "Trust Property").

                  TOGETHER WITH all of Trustor's right, title and interest in and to all buildings and other improvements now or hereafter erected on the Trust Property, all building materials at any time intended to be incorporated into the improvements now or hereafter erected on the Trust Property and all fixtures, equipment, machinery, appliances, furniture, furnishings and other articles of personal property of Trustor of every kind and nature whatsoever now or hereafter located on the Trust Property, and used, intended for use or usable in connection with the operation of the Trust Property, including, without limitation, all heating, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, wall beds, stoves, ranges, refrigerators, freezers, food and beverage preparation and serving equipment, cabinets, partitions, ducts, compressors, canopies, furnishings, garbage and rubbish disposals, counters, bathtubs, sinks, basins, carpets, floor and wall coverings, drapes, swimming pool equipment, inventory, merchandise and proceeds therefrom and all substitutions and replacements therefor; it being understood and agreed that all such property is part and parcel of the Trust Property and appropriated to the use thereof, and whether affixed or annexed to the Trust Property or not, shall for the purpose of this Deed of Trust be deemed conclusively to be a portion of the security for the Performance of the Obligations;

                  TOGETHER WITH all of the right, title and interest of Trustor, now or hereafter acquired in and to all and singular the tenements, hereditaments, rights of way, easements, riparian rights, water and water rights and water rights applications appurtenant or pertaining to the Premises or necessary for the operation of the Premises for its intended



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

purpose, as well as all rights in ditches for the irrigation of the Trust Property and shares of stock evidencing such rights, and such other rights, liberties and privileges now or hereafter belonging or appertaining thereto;

                  TOGETHER WITH, subject to the assignment thereof to Beneficiary pursuant to Article III hereof or otherwise, all income, rents, royalties, revenues, issues, profits, fees and other proceeds of the Trust Property, including, without limitation, all of the right, title and interest of Trustor, now or hereafter acquired, as lessor or seller, as the case may be, in and to all leases, subleases, assignments, co-occupancy or co-tenancy agreements, sales contracts, installment sales agreements and purchase money notes pertaining to the Trust Property, or any part thereof, and all security documents related to any of the foregoing;

                  TOGETHER WITH all right, title and interest of Trustor, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Trustor, now owned or hereafter acquired, in, to and under the ways, streets, sidewalks and alleys now or hereafter adjoining the Premises;

                  TOGETHER WITH, subject to any assignment thereof to Beneficiary, all of Trustor's rights and as "declarant", "developer", "owner" and/or otherwise under the governing documents or restrictive covenants affecting the Trust Property, if any, including, without limitation, owners' association charters or articles or certificate of incorporation, bylaws and rules and regulations related thereto, if any, whether now or hereafter existing (collectively, the "Project Documents");

                  TOGETHER WITH, insofar as permitted by applicable law and subject to any assignment thereof to Beneficiary, any licenses, contracts, management contracts or agreements pursuant to which any third party is rendering services to Trustor, franchise agreements, insurance policies pertaining to the ownership, operation or maintenance of the Trust Property (but only to the extent they so pertain), to the extent assignable, permits, authorizations or certificates, now or hereafter required or used in connection with the ownership, operation or maintenance of the Trust Property;

                  TOGETHER WITH, subject to any assignment thereof to Beneficiary, all rights of Trustor under that certain License Agreement between Trustor and Hartsel Springs Ranch of Colorado, Inc. to the name "Hartsel Springs Ranch" and all intangibles, choses in action, names, logos, trademarks, trade names and copyrights now or hereafter used in connection with the Trust Property (except with respect to the name "Ramada Vacation Suites");

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

                  TOGETHER WITH all replacements, substitutions or renewals of or additions to, all products of, and all books, records and files of Trustor pertaining in whole or in part to any of the foregoing;

                  AND TOGETHER WITH, subject to the assignment thereof to Beneficiary pursuant to Article II hereof, to the extent hereinafter provided, all proceeds and payments of the conversion, voluntary or involuntary, of any of the foregoing, into cash or otherwise, including, without limitation, all accounts, all condemnation awards in respect to any taking by eminent domain or otherwise payable to the extent hereinafter provided in Article II, and all proceeds of any insurance required to be maintained by Trustor pursuant to this Deed of Trust, whether payable to Trustor or otherwise.

                  TO HAVE AND TO HOLD the Trust Property with all and singular the rights, easements and appurtenances thereunto appertaining unto Trustee, its successors and assigns forever, in trust for the benefit and security of the Beneficiary, for the purposes and uses herein set forth.

                  PROVIDED ALWAYS that upon Performance of all of the Obligations, this Deed of Trust shall be subject to termination and reconveyance and shall be released in the manner provided by law, but at the expense of Trustor; otherwise to be and remain in full force and effect.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  TO BETTER SECURE THE OBLIGATIONS, TRUSTOR, JOINTLY AND SEVERALLY IF MORE THAN ONE, REPRESENTS, WARRANTS, COVENANTS AND AGREES WITH TRUSTEE AND BENEFICIARY AS FOLLOWS:

                  2.1 TRUSTOR; GOOD STANDING; AUTHORITY TO CONVEY; PERFORMANCE OF THE OBLIGATIONS.

                           (a) Trustor is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and is qualified to do business and in good standing in each jurisdiction where the location or nature of the properties used or its business, as the same is being or is proposed to be conducted, makes such qualification necessary (except where failure to do so would not (i) adversely affect Beneficiary's ability to realize upon this Deed of Trust or the other security for the Performance of the Obligations or
         (ii) materially adversely affect the business or financial condition of Trustor or the ability of Trustor to complete Performance of the Obligations), with powers and authority adequate for executing, delivering and Performing under the Loan Documents, for undertaking and Performing the Obligations, and for carrying on its business and owning its property. Trustor will,

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

         until Trustor has completed Performance of all of the Obligations, maintain such powers, authority and qualifications.

                           (b) Trustor has good right and power to convey the Trust Property and to execute and deliver this Deed of Trust. All action necessary and required by Trustor's governance documents and by all applicable laws for the obtaining of the Loan and for the execution and delivery of this Deed of Trust and all other Loan Documents executed and delivered in connection with the Loan has been duly and effectively taken; and this Deed of Trust is and will be, and all other Loan Documents are and will be legal, valid, binding and enforceable against Trustor in accordance with their respective terms (subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and general principles of equity), and do not violate the usury laws of the State where the Premises are located. The execution, delivery and Performance of the Obligations of this Deed of Trust and the other Loan Documents do not and will not violate, constitute a default under, or (other than the lien in favor of Beneficiary) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Trustor pursuant to the terms of, any provision of: any law, regulation, judgment, decree, order, franchise or permit applicable to Trustor; Trustor's governance documents; or any contract or other agreement or instrument to which Trustor is a party or by which Trustor or Trustor's assets are bound. Except for such consents as have been disclosed in writing to Beneficiary and have been obtained and are in full force and effect, no consent of any government or agency thereof, or of any other person, firm or entity not a party hereto is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents.

                           (c) Trustor will Perform when due all the
Obligations.

                  2.2      TITLE.

                           (a) Trustor is lawfully seized of a good and marketable title in fee simple in the Premises and of a good and marketable title in fee simple as to the buildings and other improvements erected thereon and has good and legal title to the rest of the Trust Property. The Trust Property is free from liens, claims, restrictions or encumbrances, except for such liens, claims, restrictions or encumbrances as are listed in Exhibit B attached hereto and by this reference incorporated herein ("Permitted Encumbrances").

                           (b) Trustor does hereby warrant and shall forever defend the Trust Property against the claims of all persons whatsoever.

                  2.3      INSURANCE.

                           (a) Throughout the term of the Deed of Trust, Trustor will provide, maintain and deliver or cause to be provided, maintained and delivered, at no cost or expense to Beneficiary, such insurance as is from time to time required in writing by the Beneficiary, written by such insurers, in such amounts and forms and with such limits, deductibles and retentions as are satisfactory to Beneficiary.

                           (b)      RESERVED.

                           (c) A complete certified copy of each policy signed by an authorized insurance company representative, shall be delivered to the Beneficiary from time to time, as requested by Beneficiary.

                           (d) If any policy required by Beneficiary is not received by Beneficiary as required by Beneficiary, Beneficiary reserves the right to procure such insurance and pay the premium therefor; and such sum shall, without notice or demand, become immediately due and payable with interest from the date of its advance until received by Beneficiary from Trustor at the Overdue Rate (as the term "Overdue Rate" is defined in the Note) and secured hereby. In any event, failure to deliver any required insurance policy within the requirements prescribed in this Deed of Trust will constitute an Event of Default and require immediate cure by the Trustor.

                           (e) Trustor will furnish to Beneficiary, from time to time upon request, within fifteen (15) days following any such request, a certificate signed by the Trustor and the appropriate insurance carrier representative containing a detailed list of the insurance policies then outstanding and in force on the Trust Property.

                           (f) Trustor will promptly notify Beneficiary of any damage to or destruction of the Trust Property costing more than Twenty Five Thousand Dollars ($25,0000) to repair or restore, whether or not the same is covered by insurance, and if so covered, will promptly make proof of loss relating thereto. Beneficiary may make proof of loss to the Trust Property if not made promptly by Trustor. Trustor hereby authorizes Beneficiary, at Beneficiary's option, to be named as the loss-payee on any insurance policy and to adjust or compromise in the name of Trustor any loss covered by any insurance policy on the Trust Property; provided, however, that Beneficiary's right to adjust or compromise any loss shall be available to Beneficiary only if the Project Documents give Trustor the right to adjust or compromise such loss. As between Trustor and Beneficiary, Trustor hereby authorizes Beneficiary, at Beneficiary's option, to collect and receipt the proceeds from any such policy and use such proceeds as set forth in subparagraph (g) below. To the extent, but only to the extent, that the Project Documents provide that insurance proceeds would be payable to Trustor, such proceeds shall be paid directly to Beneficiary instead of to Trustor or Trustor and Beneficiary jointly.

                           (g) To the extent, but only to the extent, that the Project Documents provide that insurance proceeds would be payable to Trustor, the proceeds of all insurance shall, at the option of Beneficiary, be applied by Beneficiary in reduction of the indebtedness secured hereby in such order as Beneficiary shall determine whether the same be then matured or unmatured (unless otherwise elected by Beneficiary, no such application shall be deemed to be an advance payment of any subsequently accruing fixed sum), used to fulfill any of the Obligations, or paid over, subject to such terms and conditions as Beneficiary may in its sole but reasonable discretion then impose, wholly or in part to Trustor by Beneficiary for the repair and restoration of the Trust Property or for any other purpose or object satisfactory to Beneficiary. If insurance proceeds are paid over to Trustor for the purpose of repair and restoration of the Trust Property, Beneficiary, without limitation of its right to impose other terms and conditions, may require receipt and approval by itself and its architect of plans and specifications for the work to be done; disbursement of proceeds not more frequently than monthly for work done against invoices, lien waivers, title insurance policy endorsements and architect's certifications; title policy endorsements, retention of holdbacks until completion of construction and expiration of mechanic's lien periods; and receipt of assurance adequate to Beneficiary in its sole judgment that the proceeds remaining after disbursement will be sufficient to complete such repair and replacement. Trustor hereby assigns to Beneficiary for the uses and purposes aforesaid all insurance required by this Deed of Trust and the proceeds thereof. Beneficiary shall not be responsible for the insolvency of any insurer or any insurance underwriter. Furthermore, other than to the extent resulting from the gross negligence or willful misconduct of Beneficiary, Beneficiary shall not be responsible for such insurance or for the collection of any insurance moneys. Application of insurance proceeds by Beneficiary, regardless of the manner or order, shall not waive Performance of the Obligations, cure or waive any default by Trustor in the Performance of the Obligations, or invalidate or affect any act done hereunder because of any such default. Beneficiary shall not be obligated to see to the proper application of insurance proceeds paid over to Trustor.

                  2.4 CONDEMNATION OF TITLE OR USE; EMINENT DOMAIN; SPECIAL PROVISIONS.

                           (a) All awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Trust Property by virtue of an exercise of the right of eminent domain by such authority, including, without limitation, any award for a taking (whether direct or indirect) of title, possession or right of access to a public way, or for any change of grade or streets affecting the Trust Property (collectively, "Condemnation Awards"), are hereby assigned to Beneficiary. Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor. Such proceeds shall be received, held, applied and used as set forth in paragraph 2.3(g) hereof with respect to insurance proceeds. If prior to the receipt by Beneficiary of such award or payment the Trust Property shall have been sold on foreclosure of this Deed of Trust, Beneficiary shall have the right to receive such award or payment to the extent of any deficiency found to be due upon such sale, with interest thereon, at the rate provided in the Note, notwithstanding any rule of law or provision, if any, herein or in any of the other Loan Documents forbidding deficiency judgments or personal liability, and whether or not a deficiency judgment on this Deed of Trust shall have been sought or denied. Upon request by Beneficiary, Trustor will make, execute and deliver any and all assignments and other instruments sufficient for the purpose of effectuating the assignment of all such awards to Beneficiary. Beneficiary shall have the right to intervene and participate in any proceeding for and in connection with any taking referred to in this paragraph; provided, however, that if such intervention shall not be permissible or permitted by the court, Trustor will, at its expense, consult with Beneficiary, its attorneys and experts and make all reasonable efforts to cooperate with them in any defense of such proceedings. Trustor will not, without Beneficiary's prior written consent, enter into any agreement for the taking of the Trust Property or any part thereof with any person or persons authorized to acquire the same by condemnation or eminent domain.

                           (b) Anything to the contrary herein notwithstanding, for so long as any part of the Trust Property is subject to the Project Documents, any and all insurance proceeds arising from damage or destruction to the Trust Property and any and all Condemnation Awards received by Beneficiary shall be delivered and paid out by Beneficiary to the Insurance Trustee, if any, under the Project Documents, to be distributed and used in accordance with the provisions of the Project Documents.

                  2.5 RESTRICTIONS ON TRANSFER, MERGER AND CONSOLIDATION; NO ADDITIONAL LIENS.

                           (a) To the extent not prohibited by applicable law and except as may be expressly permitted herein or in the Loan Agreement, Trustor will not, without the prior written consent of
         Beneficiary: (i) sell, convey, lease, sublease, assign, mortgage, pledge, encumber or otherwise transfer the Trust Property or any part thereof other than the sale of Units or Lots (as defined in the Loan Agreement) in the ordinary course of business or (ii) assign or hypothecate any rent, issues, profits or proceeds from the Trust Property (other than Purchaser Notes and Purchaser Mortgages, as each of those terms is defined in the Loan Agreement). Any such act shall be expressly subject to this Deed of Trust and the prior lien created hereby, and written consent of Beneficiary to any one such act shall not be construed to be a waiver of this provision with respect to any subsequent act.

                           (b) Without limiting the generality of the foregoing, neither Trustor nor any other person have or shall have, without the prior written consent of Beneficiary, any right, power or authority to create, incur, permit, or suffer to be placed or imposed upon the Trust Property any lien, security interest or other charge or encumbrance whatsoever, except this Deed of Trust, the Permitted Encumbrances and such other liens and security interests, if any, as may be expressly permitted herein. If any such prohibited lien shall arise, Trustor will promptly discharge such lien; provided, however, that Trustor shall have the right to contest in good faith, with due diligence and appropriate proceedings, at no cost or expense to Beneficiary, the validity, applicability, or amount of any such lien, provided further, however, that Trustor, prior to commencing such contest, shall have furnished to Beneficiary a bond or other security in such form, substance and amount as is reasonably satisfactory to Beneficiary.

                  2.6      TAXES, ASSESSMENTS.

                           (a) TRUSTOR WILL PAY OR CAUSE TO BE PAID WHEN DUE, AND INDEMNIFY AND HOLD HARMLESS Trustee, Beneficiary, their successors, assigns and shareholders and the directors, officers, employees, agents and servants of the foregoing from all taxes (including, without limitation, revenue and documentary stamp taxes, intangible taxes, ad valorem real estate and personal property taxes), assessments, water, sewer and other utility rates, rents and charges, license and registration fees and excises, together with any penalties, fines or interest thereon, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Trust Property or any of the Loan Documents, which at any time prior to Performance of the Obligations may be imposed on or become a lien upon (i) Trustee or Beneficiary, (ii) the Trust Property or any part thereof or any rent or other income or proceeds therefrom, (iii) the occupancy, operation, use, possession or disposition thereof (including, without limitation, any disposition in exercise of the rights of Beneficiary arising from an Event of Default (as hereinafter defined)), or (iv) any activity conducted on or in connection with the Trust Property or part thereof (all such taxes, assessments, rents, rates, charges, fees, excises and any such penalties, fines or interest thereon, collectively "Impositions" ). The Obligation to pay Impositions shall not apply to any Imposition measured by the net income payable by Beneficiary in consequence of the receipt of payments of principal and/or interest called for in the Note or commitment fees, if any, paid in connection with the Loan. The Obligation to pay Impositions shall include the Obligation to pay any increase to Beneficiary in federal income taxes owing to such jurisdictions as a result of inclusion in income of Beneficiary of any amount required by this paragraph to be paid to or for Beneficiary.

                          (b) If claim is made against Beneficiary for any Imposition, Beneficiary will use reasonable efforts to promptly notify Trustor thereof (but failure to do so shall not prejudice Beneficiary's rights hereunder).

                           (c) If the burden of any Imposition cannot lawfully be shifted from Beneficiary to Trustor, then all sums hereby secured, without any deduction, shall, at the option of the Beneficiary, become due and payable upon demand, notwithstanding anything contained herein or any law heretofore or hereafter enacted.

                           (d) Trustor has filed or caused to be filed all tax returns which are required to be filed by it and (except to the extent being contested in good faith and for the payment of which adequate security has been provided) has paid or caused to be paid all taxes shown to be due or payable on such returns and all Impositions which are due and payable.

                           (e) Trustor will furnish to Beneficiary receipts or other evidence satisfactory to Beneficiary showing payment of all ad valorem real estate and personal property taxes and assessments within 30 days of the final due date of such taxes and assessments. If such receipts or other evidence of payment is not provided, Beneficiary may take such action as Beneficiary deems necessary, at Trustor's expense, to obtain such evidence of payment.

                           (f) Trustor shall have the right to contest in good faith, with due diligence and appropriate proceedings, at no cost or expense to Beneficiary, the validity, applicability or amount of such Impositions; provided, however, that Trustor, prior to commencing such contest, shall have furnished to Beneficiary a bond or other security in such form, substance and amount as is reasonably satisfactory to Beneficiary.

                  2.7      IMPOUNDS.

                           (a) Upon the occurrence of an Event of Default and at all times thereafter, Trustor will upon written request of Beneficiary make monthly deposits with Beneficiary of the following: (i) an installment of the taxes and special assessments levied or to be levied against the Trust Property and (ii) an installment of the premium or premiums that will become due and payable to renew the insurance on the Trust Property. Such installments are to be equal to the estimated taxes and assessments and premium or premiums for such insurance next due (as reasonably estimated by Beneficiary giving due consideration to the previous year's tax and premiums), less all installments already paid therefor, and divided by the number of months that are to elapse before one (1) month prior to the date when such taxes and assessments or premium or premiums shall become delinquent. If the Trust Property is a part of a larger tract for purposes of real estate taxation, Trustor shall have or cause to have the property taxes assessed separately; or, if a separate assessment is not possible, Trustor, upon request of Beneficiary, will make the monthly deposits for an installment of taxes and special assessments calculated for the larger tract. If amounts paid to Beneficiary under the provisions of this paragraph are insufficient to discharge the Obligation for such taxes and assessments or insurance premiums as the same become due, Trustor will pay to Beneficiary upon demand such additional sums as may be required to fully pay and discharge this Obligation.

                           (b) Nothing in this paragraph shall release Trustor of its Obligation to pay taxes, assessments and insurance premiums as the same become due and payable to the extent that provision is not made for such payment pursuant to the terms of this paragraph. To the extent not prohibited by law, deposits made under this paragraph shall not be deemed to be held in trust and may be commingled with Beneficiary's general funds; and Beneficiary shall have no liability to Trustor for any interest on such deposits.

                           (c) If, by reason of any Event of Default, Beneficiary declares all indebtedness secured hereby to be due and payable, Beneficiary, to the extent not prohibited by applicable law, may, at its option and without notice, then apply any funds in the impounds account against such indebtedness in such order as Beneficiary may in its discretion determine. Application of such funds to the indebtedness secured hereby shall not cure or waive any default by Trustor in the Performance of the Obligations or invalidate any act done hereunder because of any such default. The enforceability of the Obligations herein relating to taxes, assessments and insurance premiums shall not be affected except insofar as those Obligations have been met by compliance with this paragraph.

                           (d) Beneficiary may from time to time, at its option, waive, and after any such waiver reinstate, any or all provisions hereof requiring such deposits, by notice to Trustor. While any such waiver is in effect, Trustor will pay Impositions and insurance premiums as herein elsewhere provided.

                  2.8 COMPLIANCE WITH INSURANCE TERMS, LAWS, ETC. Trustor has complied, and will comply or cause compliance with and will not suffer or permit any violation of: (a) all terms of any insurance policy covering or applicable to the Trust Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Fire Protection Association (or any other body exercising similar functions) applicable to or affecting the Trust Property or any use or condition of the Trust Property; and (b) all laws, ordinances, regulations, covenants, conditions and restrictions affecting Trustor or the Trust Property; provided, however, that Trustor shall have the right to contest in good faith, with due diligence and appropriate proceedings, at no cost or expense to Beneficiary, the validity or applicability of such law, ordinance, regulation, covenant, condition or restriction, provided further, however, that Trustor, prior to commencing such contest, shall have furnished to Beneficiary a bond or other security in such form, substance and amount as is reasonably satisfactory to Beneficiary.

                  2.9      ALTERATIONS, MAINTENANCE, INSPECTION, REPAIR.

                           (a) Trustor (i) will not, without the prior written consent of Beneficiary, make any material alteration to the Trust Property or remove, demolish, or alter the design or structural character of any building now or hereafter erected upon the Trust Property, unless otherwise permitted herein or required by law; (ii) will not, without the prior written consent of Beneficiary, remove or permit the removal from the Premises of any fixtures, equipment, machinery, appliances, fixtures, furniture, furnishings or other items of personal property which constitute part of the Trust Property, except in the ordinary course of business or unless otherwise permitted herein; (iii) will promptly repair or cause to be repaired any portions of the Trust Property that may be damaged or destroyed (regardless of the sufficiency of insurance and condemnation proceeds) and will not commit or suffer waste upon the Trust Property, but will at all times make or cause to be made such repairs, maintenance and renewals and replacements, or otherwise, as may be necessary to maintain the Trust Property and condition thereof in good order and repair; (iv) will keep or cause the Trust Property to be kept free of rubbish and other unsightly conditions; (v) will keep or cause all buildings and other improvements on the Trust Property to be kept free of dry rot, fungus, termites and all other harmful or destructive pests; (vi) will keep or cause all ornamental plants, trees and shrubs on the Trust Property to be kept neatly pruned and in good condition; and (vii) will complete, subject to clauses (i) and (iii) above, promptly, in a good and workmanlike manner and in substantial conformity with plans and specifications approved in writing by Beneficiary any improvements now or hereafter commenced.

                           (b) Nothing contained in this Deed of Trust and/or any of the other Loan Documents shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or service or the furnishing of any materials or other property in respect of the Trust Property, or be construed to give Trustor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to this Deed of Trust. During the performance of any such labor or services or the furnishing of any such materials or other property with respect to the Trust Property or the Premises, Trustor will post in conspicuous locations notices reasonably sufficient to advise the suppliers of such services or materials of the non-responsibility of Beneficiary with respect to the same.

                  2.10     USE; ZONING.

                           (a) Trustor will use the Trust Property for the purposes of selling residential lots.

                           (b) The use of the Trust Property for residential purposes above does not and will not violate any private covenant or restriction affecting the Trust Property. The Trust Property is zoned for residential use and the Trust Property is not a part of a larger tract of land owned or leased by Trustor or any of its affiliates, or otherwise considered as part of one zoning lot, or, if it is, any authorization or variance required for the subdivision of such larger tract which a sale of the Trust Property would entail has been obtained from all the appropriate governmental authorities, so that the Trust Property constitutes one zoning lot (including street access and parking and utility facilities, if relevant) capable of being conveyed as such. The necessary rights-of-way for all roads necessary for the full utilization of the Trust Property for its intended purposes have been acquired, and/or have been dedicated to public use and accepted by the appropriate governmental authority.

                           (c) Trustor will not, without Beneficiary's prior written consent, seek, join in or consent to any change in any private covenant, zoning law or other public or private restriction, which change would limit the use of the Trust Property or any part thereof or reduce its fair market value.

                  2.11 ESTABLISHMENT AND MAINTENANCE OF THE DEED OF TRUST; FURTHER ASSURANCES.

                           (a) Trustor will establish and maintain this Deed of Trust, subject only to the Permitted Encumbrances and such other liens and security interests, if any, as may be expressly permitted herein, as a Deed of Trust and lien and security interest on the Trust Property and any other property intended to be encumbered and on all renewals and replacements of all such property. Trustor will perform all acts and execute all instruments necessary or required by Beneficiary in order to permit the immediate registration and/or recordation of this Deed of Trust at the appropriate office for the foregoing purposes in the county where the Premises are located. Trustor will furnish to Beneficiary from time to time such proof as Beneficiary may reasonably request with respect to Trustor's compliance with the foregoing.

                           (b) Trustor will pay all expenses incurred by Trustee and/or Beneficiary in connection with the preparation, completion, registration and/or recordation of this Deed of Trust or any other Document.

                           (c) If this Deed of Trust or any provision hereof shall be deemed invalidated in whole or in part by any present or future law or any decision of any court having jurisdiction, Trustor will execute and deliver such other and further instruments and do such things as in the sole opinion of Beneficiary will carry out the true intent and spirit of this Deed of Trust. From time to time, Trustor will execute and deliver such further documents and assurances as in the sole opinion of Beneficiary may be required to more effectively subject the Trust Property and any other property intended to be transferred or encumbered to or for the benefit of Trustee or Beneficiary as security for the Performance of the Obligations.

                           (d) Trustor, at its sole cost and expense, will appear in and prosecute or defend any action or proceeding that may affect the priority of this Deed of Trust or the security of Beneficiary hereunder, and will pay all costs and expenses (including the cost of searching title and attorneys' fees) incurred in such action or proceeding. Beneficiary may, at its option, appear in and defend any action or proceeding purporting to affect the priority of this Deed of Trust or the security hereof or the rights or powers of Trustee and/or Beneficiary. All amounts paid, suffered or incurred by Beneficiary in exercising the authority herein granted, including, without limitation, court costs, attorneys' fees and other expenses, with interest at the Note Rate (or at the Overdue Rate in the event such advance is necessary as a result of the occurrence of an Event of Default or an event which with notice, passage of time or both, would constitute an Event of Default (an "Incipient Default") ) from the date of advance until paid, shall, without notice or demand, immediately be due and payable by Trustor to Beneficiary and be secured by this Deed of Trust. The Note Rate means the rate of interest at which the unpaid principal balance of the Note accrues in the absence of an Event of Default.

                  2.12 RIGHT OF BENEFICIARY TO ACT. If there be commenced any action or proceedings affecting the Trust Property or the title thereto, or if Trustee or Beneficiary be made a party to any action or proceeding because of its status hereunder, or if Trustor defaults in the Performance of any of its Obligations, then Beneficiary, or Trustee upon written instruction from Beneficiary (the legality thereof to be determined solely by Beneficiary), without obligation to do so, may procure such abstracts or other evidence of title as it deems necessary; may appear in any such action as Beneficiary deems advisable; perform such Obligations and for such purposes may enter upon the Trust Property; and shall become subrogated to the lien and rights of all persons to whom payments have been made in performing the Obligations. For any of such purposes, including court costs, attorneys' fees and expenses, Beneficiary may advance such sums of money as it deems necessary. Such sums advanced, with interest from the date of advance at the Note Rate (or the Overdue Rate in the event such advance is necessary as a result of the occurrence of an Event of Default or Incipient Default) until paid, shall, without notice or demand, immediately be due from Trustor to Beneficiary and be secured by this Deed of Trust. Beneficiary shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment and premium it discharges pursuant hereto and of the amount necessary to be paid in satisfaction thereof. Any action taken by Beneficiary or Trustee pursuant to this paragraph shall not waive Performance of any Obligation, cure or waive any default by Trustor in the Performance of the Obligations, or invalidate or affect any act done hereunder because of such a default. The foregoing notwithstanding, Beneficiary agrees to use reasonable efforts to give Trustor five (5) days prior written notice as to the taking of any action pursuant to this Section 2.12 unless (i) the delay incurred in taking such action, pending the giving of such notice, would further jeopardize the Trust Property or the lien of this Deed of Trust or (ii) Beneficiary takes such action as a result of the occurrence of an Event of Default.

                  2.13 RISK OF LOSS; INDEMNITY. As between Trustor and Beneficiary, Trustor assumes the entire risk of loss of the Trust Property from any cause whatsoever and further assumes all risks and liability for the Trust Property, and the use and operation thereof, and for injuries or deaths of persons and damage to property, however arising from or incident to such use or operation, whether such injury or death to persons be of agents or employees of Trustor or of third parties and such damage to property be of Trustor or of others. TRUSTOR WILL SAVE AND HOLD HARMLESS and defend Trustee and Beneficiary, their successors, assignees and shareholders (including corporate shareholders) and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including court costs and attorneys' fees), damages, demands, claims, suits, proceedings (whether civil or criminal), orders and judgments, penalties, fines and other sanctions (collectively, "Damages") arising or incurred because of or incident to (a) the Trust Property or the actual or alleged management, control, condition, destruction, disposition, use or operation thereof; (b) any brokerage fees arising from or in connection with the making of the Loan, (c) any incorrectness in the assurance which the Trustor hereby gives: (i) that there are no present violations on the Premises of any enforceable covenants, conditions, or restrictions; (ii) that, except to the extent shown as Permitted Encumbrances, there are no encroachments of buildings, structures, or improvements located on the Premises onto adjoining lands, nor any encroachments onto said land of buildings, structures, or improvements located on adjoining lands; (d)(i) any future violations on the Premises of any covenants, conditions, or restrictions occurring prior to acquisition of title to said estate or interest by the Beneficiary, provided such violations result in loss or impairment of the lien of this Deed of Trust, or result in loss or impairment of the title to said estate or interest if the Beneficiary shall acquire such title in satisfaction of the indebtedness secured by this Deed of Trust; (ii) unmarketability of the title to said estate or interest by reason of any violations on the Premises, occurring prior to acquisition of title to the Premises by the Beneficiary, of any covenants, conditions or restrictions; (e) any interest or claims not shown by the public records which could be ascertained by an inspection of the Premises; (f) easements or claims of easements not shown by public records; and; (g) discrepancies, conflicts and boundary lines, shortage in area, encroachments and any facts which a correct survey and inspection of the Premises would disclose, and which are not shown by the public records, unless in any of the foregoing cases, the Damages arise from the gross negligence or willful misconduct of the person or entity seeking indemnification. On written request by a person or other entity covered by the above agreement of indemnity, Trustor will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such indemnitee shall be a party, provided that such action or proceeding shall result from, or grow or arise out of any of the events set forth in this paragraph.

                  2.14 NON-DEFAULT STATUS. Except as disclosed in the exhibit delivered pursuant to paragraph 8.3(a) of the Loan Agreement, Trustor is not in default of any payment on account of indebtedness for borrowed money or in violation of or default under any material term of any agreement, instrument, undertaking, or order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it or its assets are bound. Trustor is fully familiar with all of the covenants, terms and conditions of the Loan Documents and is not in default thereunder. No act or event has occurred which after notice and/or lapse of time would constitute such a default or an Event of Default.

                  2.15 APPROVALS AND REPORTS. Trustor has obtained or has caused to be obtained all necessary consents, licenses, permits, franchises, approvals and exemption certificates and has made or caused to be made all registrations or declarations with each government or any agencies or departments thereof that are required in connection with the Trust Property and the use thereof as contemplated herein; and the same are in full force and effect. All such filings and reports delivered to any governmental authority have been truthfully completed and duly filed; and true and complete copies of such applications, consents, licenses, permits, franchises, exemption certificates, approvals, filings and reports have been delivered to Beneficiary. Trustor undertakes to continue in full force and effect all of the foregoing and will obtain any new or additional governmental approvals as become necessary for the Performance of the Obligations.

                  2.16 LITIGATION. There is no action, litigation or other proceeding pending or threatened before any arbitration tribunal, court, governmental agency or administrative body against Trustor which, if adversely determined, would adversely affect Beneficiary's ability to realize upon this Deed of Trust or the other security for the Performance of the Obligations or would materially adversely affect the business or financial condition of Trustor, or impair the ability of Trustor to complete Performance of the Obligations; or which questions the validity of any of the Loan Documents.

                  2.17 FULL DISCLOSURE. Neither this Deed of Trust nor any other Document, certificate, financial statement or written material furnished to Beneficiary by or on behalf of Trustor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the extent any of such documents is a contract, such document constitutes the legal, valid and binding obligation of the parties thereto in accordance with its terms (subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and general principles of equity), no party thereto is in material default thereunder, and Trustor knows of no reason why any party thereto has a right to terminate the contract prematurely for failure of a stated condition or otherwise. There is no fact known to Trustor which materially adversely affects or in the future may (so far as Trustor can now foresee) materially adversely affect the business or financial condition of Trustor which has not been set forth specifically in detail in the Loan Documents or the certificates, financial statements or other written materials furnished to Beneficiary in connection with the transactions contemplated hereby.

                  2.18     RESERVED.

                  2.19     ENVIRONMENTAL REPRESENTATIONS.

                           (a) Except as may be otherwise expressly stated in the Disclosure Schedule (as defined in the Environmental Certificate), Trustor hereby represents, covenants and warrants to Beneficiary and its successors and assigns, as follows:

                                    (i) The location and construction,
                  occupancy, operation and use of all improvements now and hereafter attached to or placed, erected, constructed or developed as a portion of the Trust Property (the "Improvements") do not and will not violate any applicable laws, statute, ordinance, rule, regulation, policy, order or determination of any federal, state, local or other governmental authority ("Governmental Authority") or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Trust Property, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations (hereinafter collectively called the "Applicable Laws").

                                    (ii) Without in any way limiting the
                  generality of (i) above, neither the Trust Property nor Trustor are the subject of any pending or, to the best of Trustor's knowledge, threatened investigation or inquiry by any Governmental Authority, or are subject to any remedial obligations under any Applicable Laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), and the Toxic Substances Control Act, The Clean Air Act, and The Clean Water Act, and applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Trust Property and/or Trustor and which are known to Trustor.

                                    (iii) Trustor is not required to obtain any
                  permits, licenses or authorizations to construct, occupy, operate or use any portion of the Trust Property by reason of any Applicable Environmental Laws, or if any such permits, licenses or authorizations are required by any Applicable Environmental Laws, such permits, licenses or authorizations have, as of the date hereof, been obtained.

                                    (iv) Trustor has taken all steps necessary
                  to determine and has determined that, to the best of its knowledge, no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment ("Hazards") have been disposed of or otherwise released on or to the Trust Property or exist on or within any portion of the Trust Property in violation of any Applicable Environmental Law. No prior use, either by Trustor or, to the best of Trustor's knowledge, after diligent inquiry, the prior owners of the Trust Property, has occurred which violates any Applicable Environmental Laws. The use which Trustor makes and intends to make of the Trust Property will not result in the disposal or release of any hazardous substance, solid waste or Hazards on, in or to the Trust Property in violation of any Applicable Environmental Law. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, including, without limitation, petroleum products and petroleum wastes of any kind, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Colorado establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

                                    (v) To the best of Trustor's knowledge and
                  belief, there are no on-site or off-site locations where hazardous substances, including such substances as asbestos and Polychlorinated Biphenyls, solid wastes, or Hazards from the Trust Property have been stored, treated, recycled or disposed of.

                                    (vi) To the best of Trustor's knowledge and
                  belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any hazardous substance, solid wastes or Hazards from the use or operation of the Trust Property.

                                    (vii) To the best of Trustor's knowledge and
                  belief after diligent investigation and inquiry, the Trust Property is not on any federal or state "Superfund" list, and not on EPA's Comprehensive Response, Compensation & Liability System (CERCLIS) list or on any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmentally related liens.

                                    (viii) Neither Trustor nor, to the best of
                  Trustor's knowledge and belief, any tenant of any portion of the Trust Property, has received any notice from any Governmental Authority with respect to any violation of any Applicable Laws.

                                    (ix) Trustor shall not cause any violation
                  of any Applicable Environmental Laws, nor permit any tenant of any portion of the Trust Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Trust Property.

                  All of the foregoing representations and warranties, as supplemented from time to time, shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the full release and reconveyance of this Deed of Trust, with the same force and effect as if made each day throughout such period.

                           (b) Trustor shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove hazardous substances, solid wastes or Hazards on, in, from or affecting any portion of the Trust Property (i) in accordance with all Applicable Environmental Laws, (ii) to the reasonable satisfaction of Beneficiary and (iii) in accordance with the orders and directives of all Governmental Authorities. Trustor shall (i) give notice to Beneficiary immediately upon (A) Trustor's receipt of any notice from any Governmental Authority of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Trust Property and (B) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards (other than those described in the Disclosure Schedule) on the Trust Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact in violation of Applicable Environmental Laws, with a full description thereof; (ii) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Beneficiary with satisfactory evidence of such compliance; and (iii) provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit, or similar financial assurance evidencing to Beneficiary's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Trust Property as a result thereof.

                           (c) If Beneficiary shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards (other than those described in the Disclosure Schedule) affecting any of the Trust Property, Beneficiary (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default under this Deed of Trust, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Trust Property for the purpose of determining whether there exists on the Trust Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Trust Property arising under any Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Trustor that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Trust Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Trust Property and such other tests on the Trust Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Trustor will supply to the Site Reviewers such historical and operational information regarding the Trust Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters, if any. On request, Beneficiary shall make the results of such Site Assessments fully available to Trustor, which (prior to an Event of Default under this Deed of Trust) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Trustor upon demand of Beneficiary.

                           (d) Without limiting the generality of any other provision of this Deed of Trust, Trustor hereby DEFENDS, INDEMNIFIES AND HOLDS HARMLESS Beneficiary, its employees, agents, shareholders, officers, directors, and assigns, or any person who acquires title at a foreclosure sale, private trustee's sale, or deed in lieu of such proceedings (collectively, the "Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Trust Property; (ii) any personal injury (including wrongful death) or Trust Property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards; and/or (iv) any violation of any Applicable Laws or demands of Governmental Authorities, or violation of any policies or requirements of Beneficiary relating to Applicable Laws or demands of Governmental Authorities, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv), inclusive, was or is caused by or within the control of Trustor. Trustor agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Trustor has hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Trustor further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Trustor has hereinabove indemnified and held the Indemnified Parties harmless. Beneficiary agrees to use reasonable efforts to give Trustor prior written notice as to the incurring of such costs or expenses for which Beneficiary would seek reimbursement unless the delay in incurring such costs and expenses, pending the giving of such notice, would further jeopardize the Trust Property or the lien of this Deed of Trust. The provisions of this paragraph shall be in addition to any other obligations and liabilities Trustor may have to Beneficiary at common law, in equity or under documentation executed in connection with the Loan, and shall survive the closing, funding and payment in full of the Loan, as well as any foreclosure of the Loan or granting of any deed in lieu of foreclosure and the recordation of any release of the lien of this Deed of Trust.

                           (e) Beneficiary shall have the right, but not the obligation, without in any way limiting Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Trust Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with (collectively, "Remediate" or as a noun, "Remediation"), any hazardous substances, solid wastes or Hazards on or affecting the Trust Property following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Trust Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Trust Property, or other action or that, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of Trust. All reasonable costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be secured by this Deed of Trust and shall be payable by Trustor upon demand. The foregoing notwithstanding, prior to Beneficiary incurring any costs or expenses described in this subparagraph 2.19(e), Beneficiary shall give Trustor not less than fifteen (15) days prior written notice (unless public health or safety reasons dictate a shorter notice period, in which case the notice shall state the shortened period which it provides) of its intent to incur any such expenses, and shall not incur any such expenses if Trustor responds within the notice period that it will perform any legal obligations it has incurred under any Applicable Environmental Law to Remediate hazardous substances, solid wastes and Hazards on or affecting the Trust Property and thereafter promptly commence to do so and diligently prosecute such Remediation to a conclusion as required hereunder and by Applicable Environmental Laws.

                           (f) Trustor acknowledges that Beneficiary has and will rely upon the representations, covenants, warranties and agreements set forth in closing and funding the Loan and the making of the foregoing representations, warranties and covenants is an essential condition but for which Beneficiary would not close or fund the Loan. The representations, covenants, warranties and agreements herein contained shall be binding upon Trustor, its successors, assigns and legal representatives and shall inure to the benefit of Beneficiary, its successors, assigns and legal representatives.

                  2.20     COMPLIANCE WITH AMERICANS WITH DISABILITIES
                           ACT OF 1990.

                           (a) Trustor hereby represents, covenants and warrants to Beneficiary, its successors and assigns, as follows:

                                    (i) Trustor has made and will make all
                  modifications and/or provided and will provide all accommodations which may be required to be made or provided by Trustor pursuant to 42 U.S.C. ss. 12101, et seq., and all applicable rules and regulations promulgated thereunder (the "ADA") in order to accommodate the needs and requirements of disabled persons, including, without limitation, disabled employees of Trustor and shall otherwise comply or cause compliance with all provisions of the ADA.

                                    (ii) Trustor has received no notice or
                  complaint regarding any noncompliance with the ADA of the Trust Property or of Trustor's employment practices and, to the best of Trustor's knowledge, there has been no threatened litigation alleging any such noncompliance by Trustor or the Trust Property.

                           (b) Trustor shall promptly provide Beneficiary with copies of all notices or claims which may be received by Trustor and involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of the Trust Property or Trustor's employment practices with the requirements of the ADA.

                           (c) Trustor shall observe and comply and shall ensure that all and other occupants of the Trust Property observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Trust Property, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Trust Property to be accessible to all persons as and to the extent required by the ADA.

                           (d) Without limiting the generality of any other provision of this Deed of Trust, Trustor shall indemnify, defend and hold harmless Beneficiary, its successors and assigns, and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including court costs and attorneys' fees), damages, demands, claims, suits, proceedings, orders and judgments, penalties, fines and other sanctions arising from any claim that the Trust Property or occupant thereof is not in compliance with the requirements of the ADA or that Trustor has otherwise discriminated against any disabled person in violation of the ADA.

                                   ARTICLE III

                     ASSIGNMENT OF RENTS AND SALES PROCEEDS;
                               SECURITY AGREEMENT

                  3.1      ASSIGNMENT OF RENTS.

                           (a) Trustor hereby absolutely assigns and transfers to Beneficiary (i) all the right, title and interest of Trustor in and to all existing and future lease agreements, occupancy agreements and use agreements relating to the Trust Property or any part thereof (whether written or oral and whether for a definite term or month to month) (collectively "Leases"), (ii) all right and power of Trustor to amend, cancel or terminate any Leases and (iii) all Trustor's income, rents, royalties, revenues, issues, profits, fees, and other proceeds (including, without limitation, room sales) from the Trust Property (collectively "Rents"). Rents, for purposes of this Deed of Trust, shall not include Purchaser Notes arising from the sale of Lots to the extent that such Lots have been released from the lien of this Deed of Trust. This assignment shall extend to and cover any and all extensions and renewals of Leases and to all security for the obligations of the lessees or occupants thereunder and any and all guaranties or indemnities of or similar arrangements with respect to any such obligations. This assignment is given to facilitate Performance of the Obligations. In pursuance of this assignment, and not in lieu hereof, Trustor will, to the extent this assignment does not extend to future Leases and otherwise when requested by Beneficiary, execute and deliver to Beneficiary separate assignments of the Leases, the terms of such assignments being incorporated herein by reference.

                           (b) Trustor hereby authorizes and directs the lessees and tenants of the Trust Property that upon written notice from Beneficiary, all payments required under the Leases, or in any way respecting same, including payments past due, shall be made directly to the Beneficiary as they become due. Trustor hereby relieves such lessees and tenants from any liability to Trustor by reason of such payments being made to Beneficiary. Nevertheless, until Beneficiary notifies in writing Trustor or such lessees and tenants that such payments are to be made to Beneficiary, Trustor shall be entitled to collect all Rents. Beneficiary is hereby authorized to give such notification upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing.

                           (c) All Rents collected by Trustor shall be applied in the following manner:

                           FIRST, to the payment of all taxes and lien assessments levied and due and payable against the Trust Property, where provision for paying such is not otherwise made to the satisfaction of Beneficiary;

                           SECOND, to the payment of ground rents (if any) due and payable with respect to the Trust Property;

                           THIRD, to the payment of the Obligations due and owing to Beneficiary;

                           FOURTH, to the payment of current operating costs and expenses (including repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Trust Property; and

                           FIFTH, to Trustor or its designee.

                           All Rents collected by Beneficiary may be applied to the items above listed in any manner that Beneficiary deems advisable and without regard to the aforestated priorities. Receipt by Beneficiary of the Rents shall not constitute a waiver of any right that Beneficiary may enjoy under this Deed of Trust or under applicable law; nor shall the receipt and application thereof cure any default hereunder, or invalidate or affect any act done in connection with such default, including without limitation, any foreclosure proceeding or any foreclosure sale authorized by this Deed of Trust and applicable law. Beneficiary does not assume any obligation of the lessor under any of the Leases, and no liability shall attach to Beneficiary for failure or inability to collect any Rents. Trustor will (i) timely fulfill or perform each and every term, covenant and provision of each Lease to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Beneficiary of each notice under the Leases received by Trustor, together with a complete copy of such notice; and (iii) enforce, short of termination thereof, the Performance of each and every term, covenant and provision of each Lease. Trustor, without first obtaining the prior written consent of Beneficiary, will not: accept Rent payments for more than one month in advance; cancel, modify, renew, accept the surrender of, or consent to the subordination of, any Lease; or in any way release or impair Beneficiary's right to proceed against (A) any security for the payment and performance of the obligations of the lessees under the Leases or of any guarantors or sureties of any such obligations, or (B) any person primarily or secondarily liable for the payment and performance of such obligations.

                           (d) This assignment is not a delegation of Trustor's duties under the Leases and does not operate to make Beneficiary a mortgagee in possession or place upon Beneficiary responsibility for the control, care, management or repair of the Trust Property or for the performance of any of the terms and conditions of any of the assigned Leases nor does this assignment operate to make Beneficiary responsible or liable for (i) any waste committed on the Trust Property by the tenants or any other person, (ii) any dangerous or defective condition of the Trust Property or (iii) any negligence in the management, upkeep, repair or control of the Trust Property resulting in loss, injury or death to any tenant, invitee, licensee, employee or stranger. Without limiting the generality of any other provision of this Deed of Trust, TRUSTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND TO HOLD BENEFICIARY HARMLESS from and against any and all liability, loss or damage which may or might be incurred by reason of this assignment unless caused by Beneficiary's gross negligence or willful misconduct. Should Beneficiary incur any liability by reason of this assignment or in defense of any claim or demand for loss or damage as provided above, the amount thereof and all related costs and expenses, including, without limitation, attorneys' fees, together with interest thereon at the Overdue Rate from the date paid by Beneficiary until repaid by Trustor, shall be secured hereby and Trustor shall reimburse Beneficiary therefor immediately upon demand.

                           (e) Trustor represents and warrants that: (i) Trustor is the owner of the landlord's interest in the Leases, if any, with full power and authority to assign the same together with the Rents;
         (ii) there are no outstanding assignments or pledges of the Leases or Rents; (iii) Trustor has not anticipated the payment of any Rents for more than one (1) month in advance; and (iv) there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

                  3.2      SECURITY AGREEMENT.

                           (a) To the extent any of the Trust Property is property covered by the Uniform Commercial Code ("UCC Property"), this Deed of Trust constitutes a security agreement and Trustor hereby grants to Beneficiary, as secured party, a security interest in the Trust Property and the proceeds thereof in favor of Beneficiary for the purpose of securing Performance of the Obligations. This security interest shall be self-operative with respect to the UCC Property, but Trustor will execute and deliver on demand such security agreements, financing statements and other instruments as Beneficiary may request in order to impose and/or perfect the lien and security interest hereof more specifically upon any of the UCC Property. Should the lien and/or security interest of this Deed of Trust on any UCC Property be subject to a prior security agreement covering such UCC Property, then upon the occurrence of an Event of Default, all the right, title and interest of Trustor in and to any and all deposits made in connection with the transaction whereby such prior security agreement was made are hereby assigned to Beneficiary, together with the benefit of any payments now or hereafter made in connection with such transactions.

                           (b) The UCC Property is used primarily for business (other than farm) purposes.

                           (c) Trustor shall replace or cause to be replaced with property of equal or greater value all portions or items of UCC Property which are consumed or worn out in ordinary usage. Trustor may sell or dispose of only that part of the UCC Property that it is obliged to replace and has replaced; and, unless Beneficiary then agrees otherwise in writing, all proceeds from any such sale or disposition in excess of the amount expended for such replacements shall promptly be paid over by Trustor to be applied against the indebtedness secured hereby, whether or not such indebtedness is then due and payable. The foregoing notwithstanding, Trustor may sell or dispose and not replace UCC Property which in the aggregate, after taking into account all other items of UCC Property that have been sold or disposed and not replaced, is not of a material value and is not material to or necessary for the continued operation of the Premises for the purposes for which it is intended; provided, however, that unless Beneficiary then agrees otherwise in writing, all proceeds from such sale or disposition shall be promptly paid over by Trustor to be applied against the indebtedness secured hereby, whether or not such indebtedness is then due and payable.

                           (d) Trustor warrants that its chief executive office and principal place of business is as set forth at the beginning of this Deed of Trust. Trustor further warrants that the UCC Property is located at the Premises. Trustor will immediately notify Beneficiary in writing of any change in its principal place of business/chief executive office/residence, as the case may be, and of any change in location of the UCC Property not removed or replaced as permitted or required by the terms of this Deed of Trust.

                           (e) All covenants of Trustor contained in this Deed of Trust, whether or not expressly referred to herein, shall apply to the UCC Property to the extent applicable to the UCC Property. The covenants and warranties of Trustor and the rights and remedies of Beneficiary contained in this paragraph are in addition to, and not in limitation of, those contained in the other provisions of the Deed of Trust.

                           (f) This Deed of Trust shall be deemed a financing statement filed as a fixture filing; provided the filing of any other financing statement relating to the UCC Property shall not be construed to diminish any of Beneficiary's rights or priorities hereunder.

                  3.3 SERVICING AGENT. Beneficiary may, at its option, require that so long as Beneficiary is entitled to collect such payments, all payments on the Leases be collected by a servicing agent according to the terms of a servicing agreement in form and substance satisfactory to Beneficiary. Trustor will promptly pay all costs in connection therewith.

                  3.4 POWER OF ATTORNEY. Upon and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation: (a) to demand and receive payment and performance and to enforce any and all of Trustor's rights with respect to the Leases and the personal property covered hereby; (b) to exercise any right and to perform any obligation of Trustor under or in connection with the Project Documents, the Leases and any other instrument covered hereby, at Trustor's expense; (c) with respect to rights to payment and performance assigned hereunder, while an Event of Default exists, to make extension agreements, release persons liable thereon or securities for payment or other performance, and settle and compromise disputes in connection with those rights; (d) while an Event of Default exists, to modify, cancel, or accept the surrender of the terms of any Lease; (e) to take any action Beneficiary may deem necessary or desirable to perfect the assignments and the security interest made and granted to Beneficiary hereunder; and (f) to perform all these acts in the name of Trustor or in the name of Beneficiary with the same force and effect as if performed by Beneficiary in the absence of this provision. For all of the foregoing purposes, Trustor irrevocably appoints Beneficiary, until Performance of the Obligations, as its attorney-in-fact. All such actions may be taken without notice to Trustor and without being called to account therefor by Trustor.

                  3.5 RELATIONSHIP. Nothing in this instrument shall be construed to obligate Beneficiary to discharge or perform the duties of Trustor under the Project Documents, the Leases or any other instrument or of a landlord to a tenant or to impose any liability as a result of the exercise of the right to collect rents or proceeds under a Lease; nor shall Beneficiary be responsible or liable in any manner with respect to the Trust Property or the use, occupancy or enjoyment of all or any part thereof. Nothing herein shall be construed as establishing a partnership or joint venture between Trustor and Beneficiary.

                                   ARTICLE IV
                              DEFAULTS AND REMEDIES

                  4.1 EVENTS OF DEFAULT AND REMEDIES. The following events and occurrences shall constitute an event of default ("Event of Default") under this Deed of Trust:

                           (a) other than a default or violation referred to elsewhere in this Paragraph 4.1, an "Event of Default" as defined in the Loan Agreement occurs, or an act or event occurs under the Loan Agreement, whether or not denominated as an "Event of Default", which expressly entitles Beneficiary to accelerate Performance of any of the Obligations and/or exercise its remedies;

                           (b) there is a default in the Performance of any of the terms of paragraphs 2.3 or 2.5(a) hereof or Trustor knowingly violates or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required under paragraph 2.3;

                           (c) any party holding a mortgagee's or beneficiary's interest under a mortgage or deed of trust or any other lien or security interest on any part of the Trust Property commences foreclosure or sale thereof; or

                           (d) Trustor vacates or abandons the Trust Property.

                  4.2 REMEDIES. At any time after an Event of Default has occurred, to the extent not prohibited by the applicable law:

                           (a) Beneficiary may without further demand, protest or notice of any kind to Trustor, declare all indebtedness secured hereby to be due and payable immediately, and upon such declaration the same shall be immediately due and payable, together with applicable premiums, and collectible by an action at law; and/or

                           (b) Beneficiary may commence proceedings for the complete or partial foreclosure of this Deed of Trust by commencing an action to foreclose this Deed of Trust as a mortgage and/or deed of trust and/or cause Trustee to exercise the power of sale herein granted; and/or

                           (c) Trustee and/or Beneficiary may without regard to the adequacy of any security for the Performance of the Obligations, personally, or by any of its and/or their agents or employees, or by a receiver appointed by a court of competent jurisdiction, enter into and upon all or any part of the Trust Property and may exclude Trustor, its agents and servants therefrom; and having and holding the same, may in its and/or their own name(s) or the name of Trustor, as it/they deems best, control, lease, manage and operate the Trust Property, conduct the business thereof, and exercise all rights and powers of Trustor with respect thereto, including, without limitation, the Leases, either personally or by its agents, employees or receivers; and upon every such entry, Trustee and/or Beneficiary at the expense of Trustor, from time to time, either by purchase, repair or construction, may maintain, restore and insure the Trust Property; and likewise, from time to time, at the expense of Trustor, Trustee and/or Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and Trustee and/or Beneficiary shall be entitled to collect and receive all Rents and to apply them in the manner Beneficiary is entitled to apply them pursuant to paragraph 3.1 hereof; and/or

                           (d) Beneficiary shall be entitled, as a matter of right, to the appointment of a receiver of the Trust Property and the court may appoint a receiver, either before or after judgment, without notice and without regard to the solvency or insolvency of Trustor or any Guarantor (as defined in the Loan Agreement) at the time of the application for such receiver and without regard to the then value of the Trust Property or any other security held for Performance of the Obligations; and such receiver shall have full power and authority to collect the Rents and all other powers necessary or incidental for the protection, possession, control, management and operation of the Trust Property, at the expense of the Trust Property and of Trustor, to maintain, restore and insure the Trust Property, and to pay all taxes, assessments and other charges arising in connection therewith; and/or

                           (e) Trustee and/or Beneficiary may take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in this Deed of Trust or any of the other Loan Documents, or in aid of the execution of any power herein expressly or impliedly granted, or for any foreclosure hereunder or for the enforcement of any other appropriate legal or equitable remedy, or otherwise as Beneficiary shall elect; and/or

                           (f) Trustee and/or Beneficiary may take possession of the personal property covered hereby and may enter and remain upon the Trust Property to protect the personal property; and upon written notice from Trustee and/or Beneficiary, Trustor will assemble the personal property and make it available to Beneficiary at the Trust Property or at any other place designated in the notice, which shall be reasonably convenient to both parties; and/or

                           (g) all of the Trust Property (both realty and personalty) is encumbered as one unit, and all the Trust Property, at Beneficiary's option, may be foreclosed or sold in the same proceeding or in separate proceedings; and all of the Trust Property (both realty and personalty) may, at Beneficiary's option, be sold as such in one unit as a going business; and/or

                           (h) Beneficiary may exercise the "declarant's," "developer's" and "owner's" rights under the Project Documents (it being agreed and understood that such right is reserved to the Trustor other than upon the occurrence of and during the continuance of an Event of Default); and/or

                           (i) Trustee and/or Beneficiary may assert such other rights and remedies as they may have hereunder or under any of the other Loan Documents, at law, in equity or by statute, including those of a secured party and of a mortgagee and/or trust deed beneficiary.

                  4.3 POWER OF SALE. Beneficiary may foreclose the lien of this Deed of Trust, insofar as it encumbers the Trust Property, either by judicial action or by non-judicial foreclosure through the Trustee. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four (4) weeks' public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the county or city and county in which the Trust Property is located. Any sale conducted by Trustee pursuant to this section shall be held at the front door of the county courthouse for such county or city and county, or on the Trust Property, or at such other place as similar sales are then customarily held in such county or city and county, provided that the actual place of sale shall be specified in the notice of sale. The proceeds of any sale under this section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Obligations; any surplus remaining shall be paid over to Trustor or to such other person or persons as may be lawfully entitled to such surplus. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Trustor, the officer who conducted such sale shall execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be, and such deed shall operate to divest Trustor and all persons claiming under Trustor of all right, title, and interest, whether legal or equitable, in the property described in the deed. Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure. Trustee may postpone sale of all or any portion of the Trust Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. The recitals in any deed executed pursuant to this power of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. At any time before Trustee's sale pursuant to this paragraph, Beneficiary may rescind any notice of breach or default and of election to cause the Trust Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring; impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demands for sale, and notices of breach or default, and of election to cause the Trust Property to be sold to satisfy the Obligations; or otherwise affect any provision, covenant or condition of the Note and/or of this Deed of Trust and/or of any of the other Loan Documents or any of the rights, obligations or remedies of the parties thereunder or hereunder. Beneficiary may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose only a portion of the Trust Property and, in such event, said foreclosure shall not affect the lien of this Deed of Trust on the remaining portion of the Trust Property not foreclosed.

                  4.4      RIGHTS, POWERS AND REMEDIES CUMULATIVE; WAIVER.

                           (a) Each and every power and remedy in this Deed of Trust specifically given to Beneficiary shall be cumulative and shall be in addition to every other power and remedy specifically given in the Loan Documents or now or hereafter existing at law, in equity, or by statute. Each and every such power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary; and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Beneficiary in the exercise of any right or power or in the pursuit of any remedy accruing upon the occurrence of any Event of Default shall impair any such right, power or remedy or be construed to be a waiver thereof or of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by Beneficiary of any security or any payment on or performance of any of the other Obligations, though made after default, be deemed a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

                           (b) Whenever by the terms of this Deed of Trust or any other Document Beneficiary is given any option, such option may be exercised when the right accrues or at any time thereafter; provided, however, that in the event such option is exercisable upon the occurrence of an Event of Default, such option may be exercised only during the continuance of such Event of Default.

                           (c) Any failure by Beneficiary to insist upon the strict performance by Trustor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Trustor of any and all of the terms and provisions of this Deed of Trust to be performed by Trustor. Neither Trustor nor any other person now or hereafter obligated for the Performance of the whole or any part of the Obligations shall be relieved of such Obligation (i) by reason of the failure of Trustee or Beneficiary to comply with any request of Trustor or of any other person so obligated to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or any other Document or any other Obligation, or (ii) by reason of the release, regardless of consideration, of the whole or any part of the security held for the Performance of the Obligations of any person primarily or secondarily liable for the Performance of the Obligations, or (iii) by reason of the failure to join any person in a foreclosure proceeding, or (iv) by reason of any transfer of the Trust Property or any part thereof by Trustor or any subsequent owner of the Trust Property, or (v) by reason of any agreements or stipulations between any subsequent owner or owners of the Trust Property, or any part thereof, and Beneficiary with reference to the Trust Property, this Deed of Trust or any of the other Loan Documents, including, without limitation, any agreements or stipulations extending the time of payment or modifying the terms of the Obligations or this Deed of Trust without first having obtained the consent of Trustor or such other person; and in the last event, Trustor and all such other persons shall continue to be liable hereunder and under the other Loan Documents according to such agreements or stipulations unless expressly released and discharged in writing by Beneficiary. Any such action may be taken without the consent of any junior lienholder and without impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien; and Beneficiary may resort for the Performance of the Obligations to its several securities therefor in such order and manner as Beneficiary may elect.

                  4.5 POWER OF ATTORNEY. Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property sold pursuant to this Article IV; and for that purpose, Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, if so requested by Beneficiary, Trustor will ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Beneficiary, for that purpose and are designated in such request. Any such sale or sales made under or by virtue of this Article IV whether made under the power of sale granted in this Deed of Trust or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the Trust Property and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

                  4.6 BENEFICIARY'S RIGHT TO BID AND PURCHASE. Upon any sale made under or by virtue of this Article IV, including, without limitation, made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, any person, including, without limitation, Beneficiary, its agents or employees may bid for and acquire the Trust Property or any part thereof. If Beneficiary's bid is successful, Beneficiary, in lieu of paying cash for the Trust Property covered thereby, may make settlement for the purchase price by crediting upon the indebtedness secured hereby, in such order as Beneficiary may determine, the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

                  4.7 APPLICATION OF PROCEEDS OF SALE. To the extent not prohibited by the applicable law, the purchase money and other proceeds of any sale made under or by virtue of this Article IV, together with any other sums which then may be held by Beneficiary under this Deed of Trust as part of the Trust Property or the proceeds thereof, whether under the provisions of this Deed of Trust or otherwise, shall be applied as follows:

                           FIRST, to the payment of the costs and expenses of such sale, including reasonable compensation to Trustee and Beneficiary, their agents and attorneys, and the expenses of any judicial proceedings wherein the same may be made, and of all advances made hereunder or under any other Loan Documents securing the Performance of the Obligations (together with interest on all such advances at the Overdue Rate from the date of advance until received by Beneficiary or Trustee), as the case may be, and to the payment of all taxes, assessments or liens prior to the lien of this Deed of Trust, except any taxes, assessments, liens or other charges, subject to which the Trust Property shall have been sold;

                           SECOND, to the payment of the whole amount then due, owing and unpaid upon the Note, including premium, if any;

                           THIRD, to the payment of any other Obligations; and

                           FOURTH, to the payment of the surplus, if any, to Trustor, its successors or assigns, or to whosoever may be lawfully entitled to receive the same upon its written request, or as any court of competent jurisdiction may direct.

                  4.8 RIGHT TO RECOVER JUDGMENT. To the extent permitted by the applicable law, Beneficiary shall be entitled to recover judgment on the Note either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust; and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of the lien hereof. In the event of a sale of the Trust Property and of the application of the proceeds of sale, as herein provided, to the payment of the Obligations, Beneficiary shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Deed of Trust and the other Loan Documents; and shall be entitled to recover judgment for any portion of the Obligations remaining unpaid, with interest at the Overdue Rate from the date of entry of such judgment to the date that payment is actually received by Beneficiary from Trustor.

                  4.9 CERTAIN ASSURANCES. Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any homestead law or any exemption from execution or sale of the Trust Property or any part thereof, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust or Trustor will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; or, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Trustor hereby expressly waives to the extent not prohibited by law all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee and/or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Trustor, for itself and all who may claim under it, waives, to the extent that they lawfully may, all right to have the Trust Property marshalled upon any foreclosure hereof.

                  4.10 EXPENSES. Trustor will pay all costs, charges and expenses, including attorneys' fees and court costs, which Trustee and/or Beneficiary may incur in collecting any sum secured hereby or in exercising any of the remedies hereunder; and all such costs and expenses shall be secured by this Deed of Trust and, without notice or demand, be payable by Trustor to Beneficiary, as the case may be, with interest at the Overdue Rate from the date of advance until received by Beneficiary from Trustor.

                  4.11 TRUSTOR TENANT AT WILL AFTER SALE. Trustor agrees that after any sale hereunder, Trustor and/or all parties occupying the Trust Property, or any part thereof, shall, at the option of the purchaser(s) at such sale, be mere tenants at the will and sufferance of the purchaser(s) at such sale or sales, and that such purchaser(s) shall be entitled to immediate possession thereof, and that if Trustor or any such tenant or tenants fail to vacate the Trust Property, or any part thereof immediately at such purchaser's request, such purchaser(s) may, and shall have the right to, file or institute an action in forcible entry and detainer or institute or maintain any other action or suit or exercise any other rights or remedies given landlords under any statute or law. Notwithstanding the above, however, at the option of any purchaser at such sale, any tenant leases covering the Trust Property or any part thereof in effect at the time of such sale shall remain in full force and effect and such purchaser(s) shall automatically become the "landlord" thereunder with all rights and obligations accruing to the landlord thereunder.

                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 BENEFICIARY'S ACCOUNT. All moneys payable hereunder or under the other Loan Documents shall be paid to Beneficiary in Phoenix, Arizona, at its address first above mentioned, unless otherwise designated by Beneficiary by notice.

                  5.2 MODIFICATION. This Deed of Trust, the Loan Agreement and the Loan Documents exclusively and completely state the rights of Beneficiary and Trustor with respect to the Trust Property. No modification, variation, termination, discharge or abandonment hereof and no waiver of any of the provisions or conditions hereof shall be valid unless in writing and signed by duly authorized representatives of Beneficiary and Trustor or the successors, transferees or assigns of either, subject, however, to the limitations herein on Trustor with respect to assignment, merger and consolidation. This Deed of Trust supersedes any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Beneficiary (other than in the other Loan Documents) concerning this transaction, which are null and void and of no force or effect whatsoever.

                  5.3 POWERS COUPLED WITH AN INTEREST. The powers and agency hereby granted by Trustor are coupled with an interest and are irrevocable until Performance of the Obligations and are granted as cumulative to Beneficiary's other remedies for the enforcement of Performance of the Obligations.

                  5.4 COUNTERPARTS. This Deed of Trust may be executed simultaneously in any number of identical copies, any number of which having been executed by all parties hereto shall constitute an original for all purposes.

                  5.5 NOTICE. Any notice required or permitted to be given hereunder shall be given in the manner set forth in the Loan Agreement. Notwithstanding anything herein to the contrary, if any notice given to Trustor by Trustee or Beneficiary is given in the manner permitted or required by a statute of the State where the Premises are located, such notice shall be deemed to have been effectively given regardless of whether notice has been given in the manner required by the Loan Agreement.

                  5.6 BINDING EFFECT. This Deed of Trust shall inure to the benefit of and be binding upon Beneficiary and Trustor, and, subject to the provisions of paragraph 2.5, their heirs, legatees, devisees, personal representatives, administrators, executors, successors and assigns. The term "Trustor" shall mean both the original Trustor and any subsequent owner or owners of any of the Trust Property. The term "Beneficiary" shall mean the owner and holder, including pledgees, of the Note, whether or not named as Beneficiary herein. Whenever in this Deed of Trust reference is made to "Trustee", it shall be construed to mean the trustee or trustees for the time being, whether original or successors or successor in the trust; and that all title, estate, rights, powers, trusts and duties hereunder given or appertaining to or devolving upon the trustee if more than one, shall be in each Trustee so that any action hereunder or purporting to be hereunder of any one of the original or any successor trustee shall for all purposes be considered to be as effective as the action of every trustee.

                  5.7 SEVERABILITY. If any one or more of the provisions contained in this Deed of Trust shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby; provided that where the provisions of any invalidating law may be waived, they are hereby waived by Trustor to the fullest extent possible.

                  5.8 INTERPRETATION. All headings are inserted for convenience only and shall not affect any construction or interpretation of this Deed of Trust. The provisions of this Deed of Trust shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein. Unless otherwise indicated, all references herein to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of this Deed of Trust; the words "herein", "hereof", "hereto", "hereunder" and words of similar import refer to this Deed of Trust as a whole and not to any particular paragraph, clause or other subdivision hereof; and reference to a numbered or lettered subdivision of an Article or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision.

                  5.9 CHOICE OF LAW. THIS DEED OF TRUST HAS BEEN DELIVERED IN PHOENIX, ARIZONA. THE PROVISIONS OF THIS DEED OF TRUST AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND, TO THE EXTENT THEY PREEMPT SUCH LAWS, THE LAWS OF THE UNITED STATES. HOWEVER,

THE INTERNAL LAWS OF THE STATE WHERE THE PREMISES ARE LOCATED SHALL APPLY TO THE APPOINTMENT OF TRUSTEES, TO THE CREATION OF LIENS AND TO ANY FORECLOSURE, FORECLOSURE SALE, APPOINTMENT OF A RECEIVER OR OTHER REMEDY WITH RESPECT TO THAT PORTION OF THE TRUST PROPERTY CONSISTING OF REAL PROPERTY.

                  5.10 JURISDICTION AND VENUE. TRUSTOR AND TRUSTEE HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY TRUSTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF BENEFICIARY INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS ANY COURT IN WHICH BENEFICIARY SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. TRUSTOR AND TRUSTEE HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY TRUSTOR OR BENEFICIARY IN ANY OF SUCH COURTS. TRUSTOR AND TRUSTEE WAIVE ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR TRUSTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY BENEFICIARY OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY BENEFICIARY, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND TRUSTOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

                  5.11 WAIVER OF RIGHT TO JURY TRIAL. BENEFICIARY AND TRUSTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                                               INITIALS   ______

                  5.12     [INTENTIONALLY NOT USED]

                  5.13     [INTENTIONALLY NOT USED]

                  5.14     [INTENTIONALLY NOT USED]

                  5.15 RECONVEYANCE BY TRUSTEE. Upon (a) Performance of all of the Obligations owed to Beneficiary under the Note and this Deed of Trust, (b) payment in full of the Incentive Fee, (c) surrender to Trustee of this Deed of Trust and the Note for cancellation and retention, and (d) payment of the Trustee's fees, Trustee shall reconvey, without warranty, the Trust Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

                  5.16 SUBROGATION OF BENEFICIARY. Beneficiary shall be subrogated for further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan secured by this Deed of Trust.

                  5.17 LIMITATION IN INTEREST. It is the intent of Trustor and Beneficiary to comply with the usury law ("Applicable Usury Law") which is applicable pursuant to the terms of paragraph 5.9 hereof or which is applicable if the law chosen by the parties is not. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Deed of Trust or in any of the other Loan Documents, in no event shall this Deed of Trust or the other Loan Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If
(a) any such excess of interest otherwise would be contracted for, charged or received from Trustor or otherwise in connection with the Obligations, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the principal or interest of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Obligations would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Trustor nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations to Trustor or refunded to Trustor, at Beneficiary's option, and (4) the effective rate of interest will be automatically reduced to the maximum contract rate permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Obligations, all interest at any time contracted for, charged or received from Trustor or otherwise in connection with the Obligations; and (y) in the event that the effective rate of interest on the Obligations should at any time exceed the maximum contract rate permitted by the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Beneficiary from time to time, if and when the effective interest rate on the Obligations otherwise falls below the maximum contract rate permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected to such date of calculation had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Trustor further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all Obligations regardless of when incurred; but, again to the extent not prohibited by Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the Obligations regardless if arising from an advance of the Loan after the effective date of such decrease.

                  5.18 TRUSTOR'S CERTIFICATION. Trustor, upon written request of Beneficiary made in the manner provided herein for the giving of notices, will certify in writing to Beneficiary or to any proposed assignee of the Obligations within seven (7) days after receiving such request, the amount then owing on the Note, the amount of any other Obligations then owing to Trustor's knowledge, and whether any off-sets or defenses exist against the Obligations or against this Deed of Trust or any other Loan Documents. In the event Trustor fails to return such certification to Beneficiary within the period stated, then the amount owing on the Note and the amount of any other Obligations then owing to Beneficiary, as stated in Beneficiary's request, shall be deemed accurate and correct, and Trustor shall thereby have waived and released any rights of offset or other defenses which might exist against the Obligations or against this Deed of Trust or any other Loan Documents.

                  5.19 TIME OF ESSENCE. Time is of the essence in the Performance of the Obligations by trustor.

                  5.20 ADDRESS. Trustor requests that a copy of any Notice of Default and a copy of any Notice of Sale hereunder be mailed to Trustor at its mailing address set forth in the introductory paragraph to this Deed of Trust.

                  5.21 BENEFICIARY'S DISCRETION. Unless otherwise specified herein, whenever Beneficiary must exercise its discretion under the Loan Documents or give or withhold its consent under the Loan Documents, such discretion or consent may be exercised, given or withheld in Beneficiary's sole and absolute discretion except as otherwise set forth in the Loan Documents to the contrary.

                                   ARTICLE VI
                               SPECIAL PROVISIONS

                  6.1 INTERVAL RELEASES. Beneficiary hereby agrees that it will promptly release from the lien of this Deed of Trust and from the effect of any UCC financing statement an individual Lot (as defined in the Loan Agreement) in the Premises which is sold by Trustor, upon the satisfaction of the following terms and conditions:

                           (i) The payment to Beneficiary of a Project Release Fee in the amount of Three Thousand Six Hundred Dollars ($3,600.00 ) with respect to such Lot, which shall be applied as an ordinary payment of principal under the Note;

                           (ii) No Event of Default shall have occurred and be continuing and no event shall then exist, which with notice, passage of time or both, would constitute an Event of Default;

                           (iii) The Purchaser (as defined in the Loan
         Agreement) of the Lot must not be affiliated with the Trustor or with any of the Control Group (as defined in the Loan Agreement);

                           (iv) The Lot to be released must have been sold by Trustor in the ordinary course of Trustor's business in a bona fide, arms-length transaction;

                           (v) Beneficiary shall have received a written request for such release in which Trustor certifies as to compliance with items
         (i) through (v) above and further certifies that all of the requirements for such release have been satisfied; and

                           (vi) Trustor has paid all of Beneficiary's out-of-pocket expenses incurred in connection with such release and has submitted to Beneficiary all necessary documents with respect to the same.

For purposes hereof, a person or entity shall be deemed affiliated with Trustor or with the Control Group, if it is a shareholder, officer, director, agent, employee, salesman, broker or creditor of Trustor or the Control Group, or a relative of Trustor, of the Control Group or of any of the foregoing, or any other person or entity related to or affiliated with Trustor or the Control Group, including, without limitation, the Guarantor (as defined in the Loan Agreement) and any independent contractor. No partial release of a Lot pursuant hereto shall impair or affect Beneficiary's remaining security interest as it pertains to those portions of the Premises remaining subject hereto. Upon the release of a Lot from the lien of this Deed of Trust, such Lot shall no longer be deemed part of the Trust Property. Upon the release of a Lot from this Deed of Trust, such release will also constitute a release from the lien of this Deed of Trust, of any Purchaser Notes or Purchaser Mortgages (as defined in the Loan

Agreement) subsequently arising from the sale of such Lot; provided, however, that notwithstanding the foregoing, such Purchaser Notes and Purchaser Mortgages shall be subject to Beneficiary's security interest to the extent that such Purchaser Notes or Purchaser Mortgages constitute Receivables Collateral (as defined in the Loan Agreement).

                  6.2 VARIABLE RATE. The Note contains the following language with respect to fluctuations in the rate of interest payable thereunder:

                           Interest shall accrue initially at an annual interest rate ("Initial Interest Rate") equal to Prime (as hereinafter defined) in effect on the date of the initial advance of the loan evidenced by this Note ("Initial Prime") plus two percent (2%) per annum, subject to adjustment on each Interest Rate Change Date (as hereinafter defined), but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined). The interest rate shall change on each Interest Rate Change Date by adding to or subtracting from the Initial Interest Rate, as the case may be, the change, if any, between Initial Prime and Prime in effect on the applicable Interest Rate Change Date. As used in this Note, the following capitalized terms have the meaning set forth opposite them below:

                           "Prime" shall mean the rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the corporate base rate of interest charged by Citibank to its most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of less than such announced Prime rate; and

                           "Interest Rate Change Date" means (a) the first business day of Citibank during the calendar month following the date of the initial advance of the loan evidenced by this Note, and (b) the first business day of Citibank during each successive month thereafter.



                      [Signatures appear on following page]

                  IN WITNESS WHEREOF, this Deed of Trust is duly executed as of the day and year first above written.


                                       PREFERRED EQUITIES CORPORATION, a
                                       Nevada corporation

                                                                       "Trustor"
                                       By:  ____________________________________
                                            Name: ______________________________
                                            Title:______________________________


                                       _____ Check here to confirm that
                                       Paragraph 5.11 has been initialed.

STATE OF __________)
                   ) ss.
County of _________)

                  The foregoing instrument was acknowledged before me this ____ day of February, 1998, by ___________________ as the ____________________ of
Preferred Equities Corporation, a Nevada corporation on behalf of the corporation.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of ___________, 1998.

                                    _____________________________________
                                    Notary Public in and for ____________
                                    County, _____________________________



NOTARY SEAL:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS


                  [TO INCLUDE THE CC&R'S WHICH ARE BEING RECORDED]

                              CONSENT OF GUARANTOR
                             (HARTSEL SPRINGS RANCH)



                  The undersigned, MEGO FINANCIAL CORP., a New York corporation (formerly named Mego Corp.) ("Guarantor"), hereby acknowledges that Guarantor executed and delivered to GREYHOUND REAL ESTATE FINANCE COMPANY, an Arizona corporation ("GREFCO"), an Amended and Restated Guarantee and Subordination Agreement dated as of May 10, 1989 (the "Guarantee"), guaranteeing performance of the obligations of PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Borrower"), to Lender (as hereinafter defined) under the Loan Agreement, the Note and other Documents (as the terms "Loan Agreement," "Note" and "Documents" are defined in the Guarantee).

                  GREFCO has assigned the Note and all of GREFCO's rights and obligations under the Loan Agreement and the other Documents to FINOVA CAPITAL CORPORATION, a Delaware corporation (formerly known as Greyhound Financial Corporation) ("Lender"), pursuant to a plan of liquidation between GREFCO and Lender.

                  With Guarantor's ratification, consent and approval, Borrower and Lender amended and restated the Loan Agreement pursuant to that certain Second Amended and Restated Loan and Consolidated Loan and Security Agreement dated May 15, 1997 (the "Amended and Restated Loan Agreement").

                  Guarantor hereby acknowledges that, pursuant to the terms of the Amended and Restated Loan Agreement, Lender proposes to advance to Borrower an additional principal sum of up to Four Million and No/100 Dollars ($4,000,000.00) (the "Hartsel Loan"). Guarantor further acknowledges that the Hartsel Loan is evidenced by that certain Note in the principal amount of $4,000,000.00, dated February __, 1998, executed by Borrower and payable to the order of Lender (as from time to time modified, extended, renewed, replaced or restated, the "Hartsel Project Note"), and secured, in part, by that certain Deed of Trust, Assignment of Rents and Proceeds and Security Agreement of even date with the Hartsel Project Note executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, and encumbering the real and personal property described therein (as from time to modified and amended, the "Hartsel Deed of Trust") and that certain side letters and other documents are being executed in connection with the Hartsel Loan (as from time to time modified, extended, renewed, replaced or restated the "Hartsel Ancillary Documents").

                  Guarantor consents to the Hartsel Project Note, the Hartsel Deed of Trust and the Hartsel Ancillary Documents and agrees that (i) the Guarantee shall remain in full force and effect, (ii) that the obligations of the Guarantor under the Guarantee are joint and several with those of each other Obligor (as that term is defined in the Guarantee), (iii) Guarantor's liability under the Guarantee shall continue undiminished by the Hartsel Project Note, the Hartsel Deed of Trust, and the Hartsel Ancillary Documents and (iv) all terms, conditions and provisions set forth in the Hartsel Project Note, the Hartsel Deed of Trust and the Hartsel Ancillary Documents and all other Documents executed therewith, are hereby ratified, approved and confirmed.

                  Guarantor reaffirms as if made on the date hereof all of Guarantor's representations and warranties contained in the Guarantee except as otherwise set forth in the Amended and Restated Loan Agreement or on EXHIBIT 1 attached hereto. Guarantor acknowledges that as of the date hereof, it has (a) no defense, counterclaim, offset, cross-complaint, claim or demand or any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender or GREFCO or as a basis to reduce or eliminate all or any part of its liability under the Guarantee, and (b) no other claim against Lender or GREFCO with respect to any portion of the transaction described in the Documents.

                  IN WITNESS WHEREOF, Guarantor has hereunto executed this instrument as of the _____ day of ___________, 1998.


                                                MEGO FINANCIAL CORP., a New York
                                                corporation



                                                By _____________________________
                                                Its ____________________________

STATE OF _____________   )
                         ) ss.
COUNTY OF ___________    )

                  BEFORE ME, the undersigned authority, a Notary Public in and for the County and State aforesaid, on this day personally appeared
_____________________
____________________________________________________________________, known to me to be the __________________________ of MEGO FINANCIAL CORP., a New York corporation, who acknowledged to me that the same was the free act and deed of such corporation and that s/he being authorized by proper authority to do so, executed the same on behalf of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _____________, 1998.



                                        ________________________________________
                                        Notary Public
My Commission Expires:

---------------------

                                  EXHIBIT 1 TO
                              CONSENT OF GUARANTOR

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REAFFIRMED
                      BY GUARANTOR PURSUANT TO THIS CONSENT

                            [IF NONE, INSERT "NONE"]

                 ENVIRONMENTAL CERTIFICATE WITH REPRESENTATIONS,
                            COVENANTS AND WARRANTIES
                             [HARTSEL SPRINGS RANCH]


                  The undersigned, PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Borrower"), hereby executes this Certificate for the purpose of inducing FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), to make a loan to Borrower in the stated principal sum of up to $4,000,00.00 (the "Loan"), which Loan is to be secured by, among other things, a Deed of Trust, Assignment of Rents and Proceeds and Security Agreement [Hartsel Springs Ranch] (the "Mortgage"), dated as of even date herewith, to the Public Trustee of Park County, Colorado, as Trustee, encumbering certain real and personal property as therein described, including the land more particularly described in Exhibit A attached hereto and made a part hereof and all improvements thereon (collectively, the "Property").

                  1. REPRESENTATIONS, COVENANTS AND WARRANTIES. Except as may be otherwise expressly stated in the Disclosure Schedule attached hereto as Exhibit B and made a part hereof, Borrower hereby represents, covenants and warrants to Lender and its successors and assigns, as follows:

                           (a) The location and construction, occupancy, operation and use of all improvements now and hereafter attached to or placed, erected, constructed or developed as a portion of the Property (the "Improvements") do not and will not violate any applicable laws, statute, ordinance, rule, regulation, policy, order or determination of any federal, state, local or other governmental authority ("Governmental Authority") or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Property, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations (hereinafter collectively called the "Applicable Laws").

                           (b) Without in any way limiting the generality of (a) above, neither the Property nor Borrower are the subject of any pending or, to the best of Borrower's knowledge, threatened investigation or inquiry by any Governmental Authority, or are subject to any remedial obligations under any Applicable Laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), and the Toxic Substances Control Act, The Clean Air Act, and The Clean Water Act, and applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Property and/or Borrower.

                           (c) Borrower is not required to obtain any permits, licenses or authorizations to construct, occupy, operate or use any portion of the Property by reason of any Applicable Environmental Laws, or if any such permits, licenses or authorizations are required by any Applicable Environmental Laws, such permits, licenses or authorizations have, as of the date hereof, been obtained.

                           (d) Borrower has taken all steps reasonably necessary to determine and has determined that, to the best of its knowledge, no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment ("Hazards") have been disposed of or otherwise released on or to the Property or exist on or within any portion of the Property. No prior use, either by Borrower or, to the best of Borrower's knowledge, after due inquiry, the prior owners of the Property, has occurred which violates any Applicable Environmental Laws. The use which Borrower makes and intends to make of the Property will not result in the disposal or release of any hazardous substance, solid waste or Hazards on, in or to the Property in violation of any Applicable Environmental Laws. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, including, without limitation, petroleum products and petroleum wastes of any kind, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Colorado establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

                           (e) To the best of Borrower's knowledge and belief, there are no on-site or off-site locations where hazardous substances generated from the Property, including such substances as asbestos and Polychlorinated Biphenyls, solid wastes, or Hazards, have been stored, treated, recycled, or disposed of.

                           (f) To the best of Borrower's knowledge and belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any hazardous substance, solid wastes or Hazards from the use or operation of the Property.

                           (g) To the best of Borrower's knowledge and belief after diligent investigation and inquiry, the Property is not on any federal or state "Superfund" list, and not on EPA's Comprehensive Response, Compensation & Liability System (CERCLIS) list or on any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmentally related liens.

                           (h) Neither Borrower nor, to the best of Borrower's knowledge and belief, any tenant of any portion of the Property, has received any notice from any Governmental Authority with respect to any violation of any Applicable Laws.

                           (i) Borrower shall not cause any violation of any Applicable Environmental Laws, nor permit any tenant of any portion of the Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Property.

                  All of the foregoing representations and warranties, as supplemented from time to time, shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the final payment of all indebtedness owed by Borrower to Lender and the final performance of all obligations under all instruments evidencing, governing, securing or relating to such indebtedness, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such payment and performance.

                  2. COVENANT TO CLEAN UP AND NOTIFY. Borrower shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove hazardous substances, solid wastes or Hazards on, in, from or affecting any portion of the Property (a) in accordance with all Applicable Environmental Laws, (b) to the reasonable satisfaction of Lender, and (c) in accordance with the orders and directives of all Governmental Authorities. Borrower shall (a) give notice to Lender immediately upon (i) Borrower's receipt of any notice from any Governmental Authority of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Property and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards (other than those described in Exhibit B attached hereto) on the Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact in violation of Applicable Environmental Laws, with a full description thereof; (b) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Lender with satisfactory evidence of such compliance; and
(c) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Property as a result thereof.

                  3. SITE ASSESSMENT. If Lender shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards (other than those described in Exhibit B attached hereto) affecting any of the Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default under the Loan Agreement pursuant to which the Loan is made, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Property for the purpose of determining whether there exists on the Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Property arising under any Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower that do not impede the performance of the Site Assessments. Subject to the provisions of the Declaration (as defined in the Loan Agreement), the Site Reviewers are hereby authorized to enter upon the Property for such purposes. Subject to the provisions of the Declaration, the Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Borrower will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters, if any. On request, Lender shall make the results of such Site Assessments fully available to Borrower, which (prior to an Event of Default) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Borrower upon demand of Lender.

                  4. INDEMNITY AND HOLD HARMLESS. Borrower hereby defends, indemnifies and holds harmless Lender, its employees, agents, shareholders, officers and directors (collectively, the "Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Property; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards; and/or
(iv) any violation of any Applicable Laws, or demands of Governmental Authorities, or violation of any policies or requirements of Lender relating to Applicable Laws or demands of Governmental Authorities, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv), inclusive, was or is caused by or within the control of Borrower. Borrower agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Borrower has hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Borrower further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Borrower has hereinabove indemnified and held the Indemnified Parties harmless. Lender agrees to use reasonable efforts to give Borrower prior written notice as to the incurring of such costs or expenses for which Lender would seek reimbursement unless the delay in incurring such costs and expenses, pending the giving of such notice, would further jeopardize Lender's collateral or security interest. The provisions of this paragraph shall be in addition to any other obligations and liabilities Borrower may have to Lender at common law, in equity or under documentation executed in connection with the Loan, and shall survive the closing, funding and payment in full of the Loan, as well as any foreclosure of the Loan or granting of any deed in lieu of foreclosure and the recordation of any release of the lien of any security interest securing repayment of the Loan.

                  5. LENDER'S RIGHT TO REMOVE HAZARDOUS MATERIALS. Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with (collectively "Remediate" or as a noun, "Remediation"), any hazardous substances, solid wastes or Hazards on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action or that, in Lender's sole opinion, could jeopardize Lender's security. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be payable by Borrower upon demand. The foregoing notwithstanding, prior to Lender incurring any costs or expenses described in this Paragraph 5, Lender shall give Borrower not less than fifteen (15) days prior written notice (unless public health or safety reasons dictate a shorter notice period, in which case the notice shall state the shortened period which it provides) of its intent to incur any such expenses, and shall not incur any such expenses if Borrower responds within the notice period that it will perform any legal obligations it has incurred under any Applicable Environmental Law to Remediate hazardous substances, solid wastes and Hazards on or affecting the Property and thereafter promptly commence to do so and diligently prosecute such Remediation to a conclusion as required hereunder and by Applicable Environmental Laws.

                  6. RELIANCE AND BINDING NATURE. Borrower acknowledges that Lender has and will rely upon the representations, covenants, warranties and agreements set forth in closing and funding the Loan and that the execution and delivery of this Certificate is an essential condition but for which Lender would not close or fund the Loan. The representations, covenants, warranties and agreements herein contained shall be binding upon Borrower, its successors, assigns and legal representatives and shall inure to the benefit of Lender, its successors, assigns and legal representatives.

                  Dated and Effective as of this ____ day of __________, 1998.

                                             PREFERRED EQUITIES CORPORATION,
                                             a Nevada corporation



                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                                                      "Borrower"

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

                           HARTSEL SPRINGS SIDE LETTER

                                February 18, 1998



Preferred Equities Corporation
4310 Paradise Road
Las Vegas, Nevada 89109-6597


                  Re:      FINOVA Mortgage Loan Facility

Gentlemen:

                  Reference is made to that certain Second Amended and Restated and Consolidated Loan and Security Agreement dated May 15, 1997 between FINOVA Capital Corporation, a Delaware corporation ("Lender") and Preferred Equities Corporation, a Nevada corporation ("Borrower") (the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement.

                  This Side Letter is being executed in connection with an Advance by Lender of no more than Four Million Dollars ($4,000,000) of the Mortgage Loan Facility in order to finance the purchase by Borrower of One Thousand Five Hundred Fifty-Two (1,552) platted lots located in Park County, Colorado and commonly known as Hartsel Springs Ranch (the "Hartsel Springs Lots").

                  This Side Letter Agreement will confirm certain agreements between the Borrower and the Lender concerning the Hartsel Springs Lots and the advance of the Mortgage Loan Facility made in connection therewith and shall constitute an amendment to the Loan Agreement and Documents.

                  1. The Hartsel Springs Lots shall be deemed an Additional Project.

                  2. The definition of Documents as set forth in the Loan Agreement, shall be amended to include each now existing and hereafter created Project Note, each now existing and hereafter created Mortgage securing the payment of each such Project Note and this Side Letter.

                  3. Subject to the satisfaction of all conditions precedent to the making of an Advance of the Receivables Loan as set forth in the Loan Agreement,

Preferred Equities Corporation
February 18, 1998
Page 2



Lender agrees to make Advances of the Receivables Loan, from time to time, against Instruments or Contracts arising from the sale of the Hartsel Springs Lots.

                  4. At such time as Borrower establishes a sales office for the sale of the Hartsel Springs Lots and in the event such sales office is not located on the property which is the subject matter of the Mortgage otherwise encumbering the Hartsel Springs Lots, Borrower shall, within ten (10) days following the establishment of such sales office, grant to Lender a lien on and security interest in such sales office as security for the payment and performance of the Obligations.

                  5. Paragraph (d) of Exhibit I-C (Conditions of Eligible Receivables) to the Loan Agreement shall be amended as follows:

                     (i) The word "or" appearing immediately prior to "(iv)" shall be deleted;

                     (ii) The "." at the end of such paragraph shall be deleted in favor of "; and"; and

                     (iii) A clause (v) shall be added reading as follows:

                                    (v) In the case of Receivables Collateral
                  encumbering Lots, consecutive monthly installments of principal and interest having a remaining term exceeding one hundred and twenty (120) months but not exceeding one hundred and forty four (144) months; provided that no more than One Million Dollars ($1,000,000) of the Receivables Loan shall be used to finance Eligible Receivables described in this clause
                  (v).

                  6. Borrower warrants and represents to Lender that the Amended and Restated Real Estate Purchase and Sale Agreement (the "Purchase Agreement") dated as of November 25, 1997 between Mercantile Equities Corporation, Hartsel Springs Ranch of Colorado, Inc. and Borrower, a copy of which was forwarded to Lender's counsel, is a true and correct copy thereof, is the sole agreement with respect to the purchase by Borrower of the Hartsel Springs Lots and has not been amended, modified or superseded. The Hartsel Springs Lots constitutes One Thousand Five Hundred Fifty-Two Lots (1,552) all of which will be purchased by Borrower pursuant to the Purchase Agreement. The Lots identified in the Purchase Agreement as the Fifty Four (54) "South Ranch Partial Lots" are subject to plat restrictions requiring that the partial lots in the subdivision known as "Hartsel Ranch" be sold together with the corresponding partial lot in the subdivision known as "Estates of Colorado". As a

Preferred Equities Corporation
February 18, 1998
Page 3



result of such plat restrictions, the South Ranch Partial Lots shall be deemed to constitute Twenty Seven (27) Hartsel Springs Lots.

                  7. As a condition precedent to Lender's obligation to make an Advance of the Mortgage Loan Facility for purposes of acquiring the Hartsel Springs Lots, Borrower shall deliver to Lender the following (all as defined in the Purchase Agreement) all of which shall be subject to the approval of Lender:

                  (a) The Water Opinion (which shall run in favor of Lender and
                      Borrower);

                  (b) Preliminary copies of all Governmental Approvals;

                  (c) All Licenses; (d) The Cease and Desist Order;

                  (e) Seller's Litigation Schedule;

                  (f) Consent from the Seller as to the collateral assignment to
                      Lender of the License;

                  (g) Satisfactory letter of explanation from the Borrower
                      concerning the item set forth on Seller's Litigation Schedule as "Whistleblower"

                  (h) Satisfactory letter of explanation from the Purchaser
                      under the Purchase Agreement concerning the item set forth in Seller's Litigation Schedule as "Bluegreen Corporation"; and

                  8. Borrower agrees to comply in all respects with the Cease and Desist Order and give Lender evidence upon Lender's request as to such compliance. Borrower agrees to indemnify Lender and its successors and assigns from all loss or liability to Lender and such successors and assigns arising from the failure of Borrower to fully comply with the Cease and Desist Order.

                  9. On or before April, 6, 1998, and under all circumstances prior to any obligation on the part of the Lender to make an Advance of the Receivables Loan against Instruments or Contracts arising from the sale of the Hartsel Springs Lots, Borrower shall deliver to Lender final unconditional copies of all Governmental Approvals.

                  10. Lender shall withhold the sum of Thirty Two Thousand Dollars ($32,000) from the Advance of the Mortgage Loan Facility which is the subject matter of this Side Letter (the "Holdback") until such time as Lender has received and

Preferred Equities Corporation
February 18, 1998
Page 4



approved a Water Opinion in form and substance acceptable to Lender and from a Colorado attorney acceptable to Lender which indicates to the satisfaction of Lender that the owner of each Hartsel Springs Lot within Unit 99 of Hartsel Ranch can be issued a permit to drill and operate a well for household use in one (1) single family residence. Borrower represents and warrants to Lender that the Purchaser under the Purchase Agreement has agreed to the aforementioned Holdback. Lender will advance the Holdback upon receipt of the aforementioned Water Opinion on the condition that there does not then exist an Event of Default or any act or event which with notice, passage of time or both, would constitute an Event of Default and on the further condition that Lender is satisfied that the priority of its Deed of Trust recorded against the Hartsel Springs Lots is not adversely affected as a result of such Advance.

                  In the event the foregoing represents an accurate statement of the agreements that have been reached please sign and return this letter to the undersigned.

                                                     FINOVA Capital Corporation


                                                     By: _______________________
                                                         Name:__________________
                                                         Its:___________________



Accepted this 18th day of February, 1998.

Preferred Equities Corporation,
a Nevada corporation


By: ____________________________
    Name:_______________________
    Its:________________________



RSD/slg

                REQUEST FOR ADVANCE AND DISBURSEMENT INSTRUCTIONS



                  The undersigned, as ___________________________________ of
PREFERRED EQUITIES CORPORATION, a Nevada corporation, hereby instructs FINOVA CAPITAL CORPORATION ("FINOVA") to advance Three Million Nine Hundred Sixty-Eight Thousand and 00/100 Dollars ($3,968,000.00)1 in immediate available funds, which funds shall be distributed as follows:

       1.      Security Title Guaranty Company                    $3,948,160.00

                        Bank:    Colorado National Bank
                        ABA Routing No.:        102000021
                        For Credit to:  United Title Companies, Inc.
                        Account Number:  120412789832
                        Reference:  Security Title Guaranty Co.
                        Order Number:  X017658A98
                        Reference:  Escrow No. XO 57278A97

       2.      FINOVA Capital Corporation                         $   19,840.00

               (Loan Fee - $19,840.00)

                                        Total Funds Disbursed:    $3,968,000.00

                  The undersigned acknowledges and agrees that, even though all or a portion of the disbursements described above are to be directed to entities other than



--------------------------------
1    Maximum Funding by FINOVA                                    $4,000,000.00
     Less: Holdback                                               (   32,000.00)
                                                                  -------------
     Total Advance                                                $3,968,000.00
the undersigned, receipt of such disbursements by such payees shall constitute receipt of the proceeds by the undersigned.


Dated:  February ____, 1998.

                                               PREFERRED EQUITIES CORPORATION, a
                                               Nevada corporation



                                               By: _____________________________
                                                     Name:
                                                     Title:






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